EXECUTION COPY



                        RESIDENTIAL FUNDING CORPORATION,

                               as Master Servicer

                        HOME EQUITY LOAN TRUST 2003-HS2,

                                    as Issuer

                                       and

                               JPMORGAN CHASE BANK

                              as Indenture Trustee

                               SERVICING AGREEMENT

                            Dated as of June 26, 2003





                                Home Equity Loans

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                                TABLE OF CONTENTS

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
ARTICLE I         Definitions...............................................................1

        Section 1.01      Definitions.......................................................1

        Section 1.02      Other Definitional Provisions.....................................1

        Section 1.03      Interest Calculations; Servicing Fee..............................2

ARTICLE II        Representations and Warranties............................................2

        Section 2.01      Representations and Warranties Regarding the Master Servicer......2

        Section 2.02      Representations and Warranties of the Issuer......................3

        Section 2.03      Enforcement of Representations and Warranties.....................4

ARTICLE III       Administration and Servicing of Home Equity Loans.........................5

        Section 3.01      The Master Servicer...............................................5

        Section 3.02      Collection of Certain Home Equity Loan Payments..................10

        Section 3.03      Permitted Withdrawals from the Custodial Account.................13

        Section 3.04      Maintenance of Hazard Insurance; Property Protection Expenses....15

        Section 3.05      Enforcement of Due-on-Sale Clauses; Assumption and
                          Modification Agreements; Release or Substitution of Lien.........16

        Section 3.06      Trust Estate; Related Documents..................................18

        Section 3.07      Realization Upon Defaulted Home Equity Loans; Loss Mitigation....19

        Section 3.08      Issuer and Indenture Trustee to Cooperate........................22

        Section 3.09      Servicing Compensation; Payment of Certain Expenses by
                          Master Servicer..................................................23

        Section 3.10      Annual Statement as to Compliance................................23

        Section 3.11      Annual Servicing Report..........................................24

        Section 3.12      Access to Certain Documentation and Information Regarding
                          the Home Equity Loans............................................24

        Section 3.13      Maintenance of Certain Servicing Insurance Policies..............25

        Section 3.14      Information Required by the Internal Revenue Service and
                          Reports of Foreclosures and Abandonments of Mortgaged
                          Property ........................................................25

        Section 3.15      Optional Repurchase or Transfer of Home Equity Loans.............25

        Section 3.16      Limited Home Equity Loan Repurchase Right........................27

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ARTICLE IV        Servicing Certificate....................................................27

        Section 4.01      Statements to Securityholders....................................27

        Section 4.02      Tax Reporting....................................................30

ARTICLE V         Payment Account..........................................................30

        Section 5.01      Payment Account..................................................30

ARTICLE VI        The Master Servicer......................................................32

        Section 6.01      Liability of the Master Servicer.................................32

        Section 6.02      Merger or Consolidation of, or Assumption of the Obligations
                          of, the Master Servicer..........................................32

        Section 6.03      Limitation on Liability of the Master Servicer and Others........32

        Section 6.04      Master Servicer Not to Resign....................................33

        Section 6.05      Delegation of Duties.............................................33

        Section 6.06      Master Servicer to Pay Indenture Trustee's and Owner
                          Trustee's Fees and Expenses; Indemnification.....................34

ARTICLE VII       Default..................................................................35

        Section 7.01      Servicing Default................................................35

        Section 7.02      Indenture Trustee to Act; Appointment of Successor...............37

        Section 7.03      Notification to Securityholders..................................39

ARTICLE VIII      Miscellaneous Provisions.................................................39

        Section 8.01      Amendment........................................................39

        Section 8.02      GOVERNING LAW....................................................39

        Section 8.03      Notices..........................................................39

        Section 8.04      Severability of Provisions.......................................40

        Section 8.05      Third-Party Beneficiaries........................................40

        Section 8.06      Counterparts.....................................................40

        Section 8.07      Effect of Headings and Table of Contents.........................40

        Section 8.08      Termination Upon Purchase by the Master Servicer or
                          Liquidation of Home Equity Loans.................................41

        Section 8.09      Certain Matters Affecting the Indenture Trustee..................42

        Section 8.10      Owner Trustee Not Liable for Related Documents...................42


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EXHIBITS

Exhibit A          Home Equity Loan Schedule..............................................A-1
Exhibit B          Limited Power of Attorney..............................................B-1
Exhibit C          Form of Request for Release............................................C-1
Exhibit D          Form of Lender Certification for Assignment
                   of Home Equity Loan....................................................D-1
Exhibit E          Form 10-K Certification................................................E-1
Exhibit F          Form of Back-Up Certification to Form 10-K Certificate.................F-1

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               This  Servicing  Agreement,  dated  as of June  26,  2003,  among
Residential Funding  Corporation (the "Master  Servicer"),  the Home Equity Loan
Trust  2003-HS2  (the  "Issuer"),   and  JPMorgan  Chase  Bank  (the  "Indenture
Trustee").


                                W I T N E S S E T H  T H A T:
                                ----------------------------

               WHEREAS,  pursuant  to  the  terms  of  the  Purchase  Agreement.
Residential Funding Corporation (in its capacity as Seller) will sell to the Depositor the Group I Loans and Group II Loans together with the Related
Documents on the Closing Date and thereafter all Additional Balances on the Group II Loans created on or after the Cut-off Date (except as set forth herein);

               WHEREAS, the Depositor will sell the Group I Loans and Group II Loans and all of its rights under the Purchase Agreement to the Issuer, together with the Related Documents on the Closing Date, and thereafter all Additional Balances on the Group II Loans created on or after the Cut-off Date (except as set forth herein);

               WHEREAS, pursuant to the terms of the Trust Agreement, the Issuer will issue and transfer to or at the direction of the Depositor, the Certificates;

     WHEREAS, pursuant to the terms of the Indenture, the Issuer will issue and transfer to or at the direction of the Depositor, the Notes; and

               WHEREAS, pursuant to the terms of this Servicing Agreement, the Master Servicer will service the Home Equity Loans directly or through one or more Subservicers;

               NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

Section 1.01 DEFINITIONS. For all purposes of this Servicing Agreement, except as otherwise expressly provided herein or unless the context otherwise requires, capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Definitions contained in Appendix A to the Indenture dated the date hereof (the "Indenture"), between the Issuer and JPMorgan Chase Bank, as indenture trustee, which is incorporated by reference herein. All other capitalized terms used herein shall have the meanings specified herein.

Section 1.02 OTHER DEFINITIONAL PROVISIONS. (a) All terms defined in this Servicing Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein.

(b) As used in this Servicing Agreement and in any certificate or other document made or delivered pursuant hereto or thereto, accounting terms not defined in this Servicing Agreement or in any such certificate or other document, and accounting terms partly defined in this Servicing Agreement or in any such certificate or other document, to the extent not defined, shall have the
respective   meanings  given  to  them  under  generally   accepted   accounting


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principles.  To the extent  that the  definitions  of  accounting  terms in this
Servicing   Agreement  or  in  any  such   certificate  or  other  document  are
inconsistent with the meanings of such terms under generally accepted accounting principles, the definitions contained in this Servicing Agreement or in any such certificate or other document shall control.

(c) The words "hereof," "herein," "hereunder" and words of similar import when used in this Servicing Agreement shall refer to this Servicing Agreement as a whole and not to any particular provision of this Servicing Agreement; Section and Exhibit references contained in this Servicing Agreement are references to Sections and Exhibits in or to this Servicing Agreement unless otherwise specified; the term "including" shall mean "including without limitation"; and the term "proceeds" shall have the meaning ascribed thereto in the UCC.

(d) The definitions contained in this Servicing Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

(e) Any agreement, instrument or statute defined or referred to herein or in any instrument or certificate delivered in connection herewith means such agreement, instrument or statute as from time to time amended, modified or supplemented and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein; references to a Person are also to its permitted successors and assigns.

Section 1.03 INTEREST CALCULATIONS; SERVICING FEE. All calculations of interest hereunder that are made in respect of the Loan Balance of a Home Equity Loan shall be made in accordance with the method of calculation set forth in the related Mortgage Note. All calculations of interest on the Class I Notes (other than the Class A-I-1B Notes) shall be made on the basis of a 360-day year consisting of twelve 30-day months. All calculations of interest on the Class A-I-1B and the Class II Notes shall be made on the basis of the actual number of days in an Interest Period and a year assumed to consist of 360 days. The calculation of the Servicing Fee shall be made on the basis of a 360-day year consisting of twelve 30-day months. All dollar amounts calculated hereunder shall be rounded to the nearest penny with one-half of one penny being rounded up.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

Section 2.01 REPRESENTATIONS AND WARRANTIES REGARDING THE MASTER SERVICER. The Master Servicer represents and warrants to the Issuer and for the benefit of the Indenture Trustee, as pledgee of the Home Equity Loans, as of the Closing Date:

(a) The Master Servicer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power to own its assets and to transact the business in which it is currently


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engaged.  The Master  Servicer  is duly  qualified  to do  business as a foreign corporation and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on the business, properties, assets, or condition (financial or other) of the Master Servicer;

(b) The Master Servicer has the power and authority to make, execute, deliver and perform this Servicing Agreement and all of the transactions contemplated under this Servicing Agreement, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Servicing Agreement. When executed and delivered, this Servicing Agreement will constitute the legal, valid and binding obligation of the Master Servicer enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

(c) The Master Servicer is not required to obtain the consent of any other Person or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Servicing Agreement, except for such consent, license, approval or authorization, or registration or declaration, as shall have been obtained or filed, as the case may be;

(d) The execution and delivery of this Servicing Agreement and the performance of the transactions contemplated hereby by the Master Servicer will not violate any provision of any existing law or regulation or any order or decree of any court applicable to the Master Servicer or any provision of the Certificate of Incorporation or Bylaws of the Master Servicer, or constitute a material breach of any mortgage, indenture, contract or other agreement to which the Master Servicer is a party or by which the Master Servicer may be bound;

(e) No litigation or administrative proceeding of or before any court, tribunal or governmental body is currently pending, or to the knowledge of the Master Servicer threatened, against the Master Servicer or any of its properties or with respect to this Servicing Agreement or the Securities which in the opinion of the Master Servicer has a reasonable likelihood of resulting in a material adverse effect on the transactions contemplated by this Servicing Agreement; and

(f) the Master Servicer is a member of MERS in good standing, and will comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Home Equity Loans that are registered with MERS.

        The  foregoing   representations   and  warranties   shall  survive  any
termination of the Master Servicer hereunder.

Section 2.02 REPRESENTATIONS AND WARRANTIES OF THE ISSUER. The Issuer hereby represents and warrants to the Master Servicer and for the benefit of the Indenture Trustee, as pledgee of the Home Equity Loans, as of the Closing Date:

(a) The Issuer is a statutory trust duly formed and in good standing under the laws of the State of Delaware and has full power, authority and legal right to execute and deliver this Servicing Agreement and to perform its obligations under this Servicing Agreement, and has taken all necessary action to authorize the execution, delivery and performance by it of this Servicing Agreement; and

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(b) The execution and delivery by the Issuer of this Servicing Agreement and the performance by the Issuer of its obligations under this Servicing Agreement will not violate any provision of any law or regulation governing the Issuer or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Issuer or any of its assets. Such execution, delivery and performance will not require the consent or approval of, the giving of notice to, the filing or registration with, or the taking of any action, other than such actions that have already been taken, with respect to, any governmental authority or agency regulating the activities of limited liability companies. Such execution, delivery, authentication and performance will not conflict with, or result in a breach or violation of, any mortgage, deed of trust, lease or other agreement or instrument to which the Issuer is bound.

Section 2.03 ENFORCEMENT OF REPRESENTATIONS AND WARRANTIES. The Master Servicer, on behalf of and subject to the direction of the Indenture Trustee, as pledgee of the Home Equity Loans, or the Issuer, shall enforce the representations and warranties of the Seller pursuant to the Purchase Agreement. Upon the discovery by the Seller, the Depositor, the Master Servicer, the Indenture Trustee, the Credit Enhancer, the Issuer, or any Custodian of a breach of any of the representations and warranties made in the Purchase Agreement, in respect of any Home Equity Loan, which materially and adversely affects the interests of the Securityholders or the Credit Enhancer in that Home Equity Loan, the party discovering such breach shall give prompt written notice to the other parties (any Custodian being so obligated under a Custodial Agreement); provided that in the event of a breach of representation set forth in Section 3.1(b)(xxv) of the Purchase Agreement, notice shall be given within five days of discovery. The Master Servicer shall promptly notify the Seller of such breach and request that, pursuant to the terms of the Purchase Agreement, the Seller either (i) cure such breach in all material respects within 45 days (with respect to a breach of the representations and warranties contained in Section 3.1(a) of the Purchase Agreement) or 90 days (with respect to a breach of the representations and warranties contained in Section 3.1(b) and 3.1(c) of the Purchase Agreement) from the date the Seller was notified of such breach or, in the case of a breach of the representation set forth in Section 3.1(b)(xxv) of the Purchase Agreement, within 90 days after the discovery thereof by the Seller, the Depositor, the Master Servicer, the Indenture Trustee, the Credit Enhancer, the Issuer or the Purchaser or (ii) purchase such Home Equity Loan from the Issuer at the price, during the time, and in the manner set forth in Section 3.1(d) of the Purchase Agreement; provided that the Seller shall, subject to compliance with all the conditions set forth in the Purchase Agreement, have the option to substitute an Eligible Substitute Loan or Loans for such Home Equity Loan, provided that in the case of the substitution of a Group I Loan, such substitution occurs within two years following the Closing Date. If the breach of representation and warranty that gave rise to the obligation to repurchase or substitute a Home Equity Loan pursuant to Section 3.1 of the Purchase Agreement was the representation and warranty set forth in clauses (b)(viii), (c)(I)(x) or
(c)(II)(x) of Section 3.1 of the Purchase Agreement, then the Master Servicer shall request that the Seller pay to the Trust, concurrently with and in addition to the remedies provided in the preceding sentence, an amount equal to any liability, penalty or expense that was actually incurred and paid out of or on behalf of the Trust, and that directly resulted from such breach, or if incurred and paid by the Trust thereafter, concurrently with such payment. In the event that the Seller elects to substitute one or more Eligible Substitute Loans pursuant to Section 3.1(b) or 3.1(c) of the Purchase Agreement, the Seller shall deliver to the Issuer with respect to such Eligible Substitute Loans, the


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original Loan Agreement,  the Mortgage,  and such other documents and agreements as are required by the Purchase Agreement. Payments due with respect to Eligible Substitute Loans in the month of substitution shall not be transferred to the Issuer and will be retained by the Master Servicer and remitted by the Master Servicer to the Seller on the next succeeding Payment Date provided a payment at least equal to the applicable Minimum Monthly Payment has been received by the Issuer for such month in respect of the Home Equity Loan to be removed. The Master Servicer shall amend or cause to be amended the Home Equity Loan Schedule to reflect the removal of such Home Equity Loan and the substitution of the Eligible Substitute Loans and the Master Servicer shall promptly deliver the amended Home Equity Loan Schedule to the Owner Trustee and the Indenture Trustee.

        It is understood and agreed that the obligation of the Seller to cure such breach or purchase or substitute for such Home Equity Loan as to which such a breach has occurred and is continuing and to make any additional payments required under the Purchase Agreement in connection with a breach of the representations and warranties contain in Sections 3.01(b)(iii), 3.01(c)(I)(x) or 3.01(c)(II)(x) thereof shall constitute the sole remedy respecting such breach available to the Issuer and the Indenture Trustee, as pledgee of the Home Equity Loans, against the Seller. In connection with the purchase of or substitution for any such Home Equity Loan by the Seller, the Issuer shall assign to the Seller all of its right, title and interest in respect of the Purchase Agreement applicable to such Home Equity Loan. Upon receipt of the Repurchase Price, or upon completion of such substitution, the Master Servicer shall notify the Custodian and then the Custodian shall deliver the Mortgage Files to the Master Servicer, together with all relevant endorsements and assignments prepared by the Master Servicer which the Indenture Trustee shall execute.

                                  ARTICLE III

                ADMINISTRATION AND SERVICING OF HOME EQUITY LOANS

Section 3.01   THE MASTER SERVICER.

(a) The Master Servicer shall service and administer the Home Equity Loans in a manner generally consistent with the terms of the Program Guide and in a manner consistent with the terms of this Servicing Agreement, following such procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities, and shall have full power and authority, acting alone or through a Subservicer, to do any and all things which it may deem necessary or desirable in connection with such servicing and administration, it being understood, however, that the Master Servicer shall at all times remain responsible to the Issuer and the Indenture Trustee, as pledgee of the Home Equity Loans, for the performance of its duties and obligations hereunder in accordance with the terms hereof and the Program Guide. In addition, the Master Servicer shall perform the obligations of the Master Servicer and REMIC Administrator (for so long as the Master Servicer is the REMIC Administrator) set forth in the Indenture and the Trust Agreement.

        Without limiting the generality of the foregoing, the Master Servicer shall continue, and is hereby authorized and empowered by the Issuer and the Indenture Trustee, as pledgee of the Home Equity Loans, to execute and deliver, on behalf of itself, the Issuer, the Indenture Trustee or any of them, any and all instruments of satisfaction or cancellation, or of partial or full release,


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or discharge,  or of consent to assumption or  modification in connection with a proposed conveyance, or of assignment of any Mortgage and Mortgage Note in connection with the repurchase of a Home Equity Loan and all other comparable instruments, or with respect to the modification or re-recording of a Mortgage for the purpose of correcting the Mortgage, the subordination of the lien, as permitted pursuant to this Agreement, of the Mortgage in favor of a public utility company or government agency or unit with powers of eminent domain, the taking of a deed in lieu of foreclosure, the commencement, prosecution or completion of judicial or non-judicial foreclosure, the conveyance of a Mortgaged Property to the related insurer, the acquisition of any property acquired by foreclosure or deed in lieu of foreclosure, or the management, marketing and conveyance of any property acquired by foreclosure or deed in lieu of foreclosure with respect to the Home Equity Loans and with respect to the Mortgaged Properties.

        The Issuer, the Indenture Trustee and the Custodian, as applicable, shall furnish the Master Servicer with any powers of attorney and other documents necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties hereunder. On the Closing Date, the Indenture Trustee shall deliver to the Master Servicer a limited power of attorney substantially in the form of Exhibit B hereto. In connection with servicing and administering the Home Equity Loans, the Master Servicer and any Affiliate of the Master Servicer may perform services such as appraisals and brokerage services that are not customarily provided by servicers of mortgage loans, and shall be entitled to reasonable compensation therefor in accordance with Section 3.03. In addition, the Master Servicer may, at its own discretion and on behalf of the Indenture Trustee, obtain credit information in the form of a Credit Score from a credit repository. The Master Servicer is further authorized and empowered by the Issuer and the Indenture Trustee, on behalf of the Noteholders and the Indenture Trustee, in its own name or in the name of the Subservicer, when the Master Servicer or the Subservicer, as the case may be, believes it appropriate in its best judgment to register any Home Equity Loan on the MERS(R) System, or cause the removal from the registration of any Home Equity Loan on the MERS(R) System, to execute and deliver, on behalf of the Indenture Trustee and the Noteholders or any of them, any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a Mortgage in the name of MERS, solely as nominee for the Indenture Trustee and its successors and assigns. Any expenses incurred in connection with the actions described in the preceding sentence shall be borne by the Master Servicer, with no right of reimbursement.

        Notwithstanding anything in this Servicing Agreement to the contrary, subject to Section 3.02(a), the Master Servicer shall not permit any modification with respect to any Group I Loan that would both constitute a sale or exchange of such Group I Loan within the meaning of Section 1001 of the Code and any proposed, temporary or final regulations promulgated thereunder and cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC under the Code or, except as provided in Section 11.01(f) of the Indenture, cause the imposition of a tax upon any of the REMICs (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code).

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(b) If the Mortgage relating to a Home Equity Loan did not have a lien senior to the Home Equity Loan on the related Mortgaged Property as of the Cut-off Date, then the Master Servicer, in such capacity, may not consent to the placing of a lien senior to that of the Mortgage on the related Mortgaged Property. If the Mortgage relating to a Group II Loan had a lien senior to the Group II Loan on the related Mortgaged Property as of the Cut-off Date, then the Master Servicer, in such capacity, may consent to the refinancing of the prior senior lien, provided that the following requirements are met:

(i) (A) the Mortgagor's debt-to-income ratio resulting from such refinancing is less than the original debt-to-income ratio as set forth on the Home Equity Loan Schedule; provided, however, that in no instance shall the resulting Combined Loan-to-Value Ratio of such Home Equity Loan be higher than that permitted by the Program Guide; or (B) the resulting Combined Loan-to-Value Ratio of such Group II Loan is no higher than the Combined Loan-to-Value Ratio prior to such refinancing; provided, however, if such refinanced mortgage loan is a "rate and term" mortgage loan (meaning, the Mortgagor does not receive any cash from the refinancing), the Combined Loan-to-Value Ratio may increase to the extent of either (a) the reasonable closing costs of such refinancing or (b) any decrease in the value of the related Mortgaged Property, if the Mortgagor is in good standing as defined by the Program Guide;

(ii) the interest rate, or, in the case of an adjustable rate existing senior lien, the maximum interest rate, for the loan evidencing the refinanced senior lien is no more than 2.0% higher than the interest rate or the maximum interest rate, as the case may be, on the loan evidencing the existing senior lien immediately prior to the date of such refinancing; provided, however, (a) if the loan evidencing the existing senior lien prior to the date of refinancing has an adjustable rate and the loan evidencing the refinanced senior lien has a fixed rate, then the current interest rate on the loan evidencing the refinanced senior lien may be up to 2.0% higher than the then-current loan rate of the loan evidencing the existing senior lien and (b) if the loan evidencing the existing senior lien prior to the date of refinancing has a fixed rate and the loan evidencing the refinanced senior lien has an adjustable rate, then the maximum interest rate on the loan evidencing the refinanced senior lien shall be less than or equal to (x) the interest rate on the loan evidencing the existing senior lien prior to the date of refinancing plus (y) 2.0%; and

(iii) the loan evidencing the refinanced senior lien is not subject to negative amortization.

        The Master Servicer may also, without prior approval of the Rating Agencies or the Credit Enhancer, increase the Credit Limits on the Group II Loans (a "Credit Limit Increase"), provided that (i) a new appraisal is obtained, (ii) the new Combined Loan-to-Value Ratio of any such Group II Loan after giving effect to such increase is less than or equal to the Combined Loan-to-Value Ratio of the Group II Loan as of the Cut-off Date, (iii) the Master Servicer receives verbal verification of employment of the related Mortgagor and (iv) the payment history of the related Mortgagor is within the underwriting parameters of the Program Guide. In addition, the Master Servicer may increase the Credit Limits on Group II Loans without obtaining new appraisals provided that clauses (iii) and (iv) of the preceding sentence are satisfied, the Combined Loan-to-Value Ratio of the Group II Loan following the Credit Limit Increase will be limited to 100% and at no time shall the aggregate Loan Balance of such Group II Loans exceed 5% of the current Pool Balance for the Group II Loans; provided, further, however, that for Group II Loans with original Combined Loan-to-Value Ratios in excess of 80%, the Combined Loan-to-Value Ratio resulting from such Credit Limit Increase must be less than or equal to the original Combined Loan-to-Value Ratio and at no time shall the aggregate Loan Balance of such Group II Loans exceed 5% of the current Pool Balance for the Group II Loans.

        In connection with servicing the Group II Loans, the Master Servicer may take reasonable actions to encourage or effect the termination of Loan Agreements that have become dormant.

        The relationship of the Master Servicer (and of any successor to the Master Servicer as servicer under this Servicing Agreement) to the Issuer under this Servicing Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent.

        All costs incurred by the Master Servicer or by Subservicers in effecting the timely payment of taxes and assessments on the properties subject to the Home Equity Loans shall not, for the purpose of calculating monthly distributions to Certificateholders, be added to the amount owing under the related Home Equity Loans, notwithstanding that the terms of such Home Equity Loan so permit, and such costs shall be recoverable to the extent permitted by
Section 3.03.

(c) The Master Servicer may enter into Subservicing Agreements with Subservicers for the servicing and administration of certain of the Home Equity Loans. Any Subservicing Agreement that may be entered into and any other transactions or services relating to the Home Equity Loans involving a Subservicer in its capacity as such and not as an originator shall be deemed to be between the
Subservicer and the Master Servicer alone and the Indenture Trustee and Securityholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as set forth in Section 7.02. Each Subservicer of a Home Equity Loan shall be entitled to receive and retain, as provided in the related Subservicing Agreement and in Section 3.02, the related Subservicing Fee from payments of interest received on such Home Equity Loan after payment of all amounts required to be remitted to the Master Servicer in respect of such Home Equity Loan. For any Home Equity Loan that is a nonsubserviced Home Equity Loan, the Master Servicer shall be entitled to receive and retain an amount equal to the Subservicing Fee from payments of interest. References in this Servicing Agreement to actions taken or to be taken by the Master Servicer in servicing the Home Equity Loans include actions taken or to be taken by a Subservicer on behalf of the Master Servicer and any amount actually received by such Subservicer in respect of a Home Equity Loan shall be deemed to have been received by the Master Servicer whether or not actually received by the Master Servicer. Each Subservicing Agreement will be upon such terms and conditions as are not inconsistent with this Servicing Agreement and as the Master Servicer and the Subservicer have agreed. With the approval of the Master Servicer, a Subservicer may delegate its servicing obligations to third-party servicers, but such Subservicers will remain obligated under the related Subservicing Agreements. The Master Servicer and the Subservicer may enter into amendments to the related Subservicing Agreements; provided, however, that any such amendments shall not cause the Home Equity Loans to be serviced in a manner that would be materially inconsistent with the standards set forth in this Servicing Agreement. The Master Servicer shall be entitled to terminate any Subservicing Agreement in accordance with the terms and conditions thereof and without any limitation by virtue of this Servicing Agreement; provided, however, that in the event of termination of any Subservicing Agreement by the Master Servicer or the Subservicer, the Master Servicer shall either act as servicer of the related Home Equity Loan or enter into a Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement. If the Master Servicer or any Affiliate of Residential Funding acts as servicer, it will not assume liability for the representations and warranties of the Subservicer which it replaces. If the Master Servicer enters into a Subservicing Agreement with a successor Subservicer, the Master Servicer shall use reasonable efforts to have the successor Subservicer assume liability for the representations and warranties made by the terminated Subservicer in respect of the related Home Equity Loans and, in the event of any such assumption by the successor Subservicer, the Master Servicer may, in the exercise of its business judgment, release the terminated Subservicer from liability for such representations and warranties.

        As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Securityholders and the Credit Enhancer, shall use reasonable efforts to enforce the obligations of each Subservicer under the related Subservicing Agreement, to the extent that the non-performance of any such obligation would have a material adverse effect on a Home Equity Loan. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Home Equity Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement to the extent, if any, that such recovery exceeds all amounts due in respect of the related Home Equity Loan or (ii) from a specific recovery of costs, expenses or attorneys fees against the party against whom such enforcement is directed.

        Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer or a Subservicer or reference to actions taken through a Subservicer or otherwise, the Master Servicer shall remain obligated and liable to the Indenture Trustee, the Credit Enhancer, the Noteholders and the Certificateholders for the servicing and administering of the Home Equity Loans in accordance with the provisions of this Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Home Equity Loans. The Master Servicer shall be entitled to enter into any agreement with a Subservicer or Program Seller for indemnification of the Master Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

        In the event the Master Servicer shall for any reason no longer be the master servicer (including by reason of a Servicing Default), the Indenture Trustee, its designee or the successor servicer for the Indenture Trustee shall be deemed to have assumed all of the Master Servicer's interest therein and to have replaced the Master Servicer as a party to the Subservicing Agreement to the same extent as if the Subservicing Agreement had been assigned to the assuming party, except that the Master Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement, nor shall the Indenture Trustee be responsible for any obligations or liabilities prior to such replacement. The Indenture Trustee shall not be responsible for any representations and warranties made by the Master Servicer pursuant to such Subservicing Agreement.

        The Master Servicer shall, upon request of the Indenture Trustee but at the expense of the Master Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Home Equity Loans then being serviced and an accounting of amounts collected and held by it and otherwise use its best efforts to effect the orderly and efficient transfer of each Subservicing Agreement to the assuming party.

Section 3.02 COLLECTION OF CERTAIN HOME EQUITY LOAN PAYMENTS. (a) The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Home Equity Loans, and shall, to the extent such procedures shall be consistent with this Servicing Agreement and generally consistent with the Program Guide, follow such collection procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities. Consistent with the foregoing, and without limiting the generality of the foregoing, the Master Servicer may in its discretion waive any late payment charge, penalty interest or other fees which may be collected in the ordinary course of servicing such Home Equity Loan. The Master Servicer may also extend the Due Date for payment due on a Home Equity Loan in accordance with the Program Guide, provided, however, that the Master Servicer shall first determine that any such waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the lien of the related Mortgage (except as described below) or the interests of the Securityholders and the Credit Enhancer. Consistent with the terms of this Servicing Agreement and subject to Section 3.01(a) herein, the Master Servicer may also:

(i) waive, modify or vary any term of any Home Equity Loan (including reduce the Credit Limit or extend the period during which a Draw may be made by the Mortgagor pursuant to the Loan Agreement with respect to any Group II Loan);

(ii) consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor;

(iii) arrange with a Mortgagor a schedule for the payment of principal and interest due and unpaid;

(iv) forgive any portion of the amounts contractually owed under the Home Equity Loan;

(v) capitalize any past due amounts owed under the Home Equity Loan by adding amounts in arrearage to the existing Loan Balance of the Home Equity Loan (a "Capitalization Workout"), provided, however, that the Master Servicer shall not enter into a Capitalization Workout unless the Combined Loan-to-Value Ratio of the Home Equity Loan prior to the Capitalization Workout equals or exceeds 80%; and

(vi) reset the due date for the Home Equity Loan, or any combination of the foregoing,

if in the Master Servicer's determination such waiver, modification, postponement or indulgence, arrangement or other action referred to above is not materially adverse to the interests of the Securityholders or the Credit Enhancer and is generally consistent with the Master Servicer's policies with respect to home equity loans similar to Home Equity Loans; provided, however, that the Master Servicer may not, except in the case of an extension of the period during which a Draw may be made by the Mortgagor with respect to a Group II Loan, pursuant to this Section 3.02, modify or permit any Subservicer to modify any Home Equity Loan, (including without limitation any modification that would change the Loan Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Home Equity Loan), capitalize any arrearage for the related Home Equity Loan or extend the due date any payment) unless such Home Equity Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable. Notwithstanding the foregoing, the final maturity date of any Home Equity Loan will not be extended beyond the Final Scheduled Payment Date. The general terms of any waiver, modification, postponement or indulgence with respect to any of the Home Equity Loans will be included in the Servicing Certificate, and such Home Equity Loans will not be considered "delinquent" for the purposes of the Basic Documents so long as the Mortgagor complies with the terms of such waiver, modification, postponement or indulgence. In addition, if a Group II Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer may, through modification, convert such Group II Loan to a fully amortizing closed-end loan. Notwithstanding the foregoing, with respect to the Group II Loans, the Master Servicer in its sole discretion (i) may permit the Mortgagor (or may enter into a modification agreement which will allow the Mortgagor) to make monthly payments, with respect to any Billing Cycle during the related Draw Period, in a minimum amount that will be equal to the related finance charge for such Billing Cycle and (ii) may reduce the amount of the Credit Limit (to an amount no less than the then current Loan Balance of such Group II Loan) in connection with any refinancing of a senior lien pursuant to
Section 3.01(b) of this Agreement. In connection with any Curtailment of a Home Equity Loan, the Master Servicer, to the extent not inconsistent with the terms of the Mortgage Note and local law and practice, may permit the Home Equity Loan to be reamortized such that the Minimum Monthly Payment is recalculated as an amount that will fully amortize the remaining Loan Balance thereof by the Final Scheduled Payment Date based on the original Loan Rate; provided, that such re-amortization any Group I Loan shall not be permitted if it would constitute a reissuance of such Group I Loan for federal income tax purposes.

(b) The Master Servicer shall establish a Custodial Account, which shall be an Eligible Account in which the Master Servicer shall deposit or cause to be deposited any amounts representing payments and collections in respect of the Home Equity Loans received by it on or after the Cut-off Date, within one Business Day following receipt thereof, except as otherwise specifically provided herein, including the following payments and collections received or made by it (without duplication):

(i) all payments on account of principal, (including Principal Prepayments made by Mortgagors on the Home Equity Loans or from any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred);

(ii) All payments on account of interest at the Adjusted Mortgage Rate on the Home Equity Loans, or from any REO Proceeds received in connection with an REO Property for which an REO Disposition has occurred;

(iii) the aggregate Repurchase Price of the Home Equity Loans purchased by the Master Servicer pursuant to Section 3.15 or by the Limited Repurchase Price Holder pursuant to Section 3.16 and amounts received from the Seller pursuant to
Section 3 of the Purchase Agreement in respect of any liability, penalty or expense that resulted from a breach of the representation and warranty set forth in Sections 3.01(b)(iii), 3.01(c)(I)(x) or 3.01(c)(II)(x) of the Purchase Agreement;

(iv) Net Liquidation Proceeds net of any related Foreclosure Profit;

(v) all proceeds of any Home Equity Loans repurchased by the Seller pursuant to the Purchase Agreement, and all Substitution Adjustment Amounts required to be deposited in connection with the substitution of an Eligible Substitute Loan pursuant to the Purchase Agreement;

(vi) Insurance Proceeds, other than Net Liquidation Proceeds, resulting from any insurance policy maintained on a Mortgaged Property; and

(vii) amounts  required to be paid by the Master  Servicer  pursuant to Sections
3.04 and 8.08 and any payments or collections received in the nature of prepayment charges;

provided, however, that with respect to each Collection Period, the Master Servicer shall be permitted to retain from payments in respect of interest on the Home Equity Loans, the Master Servicing Fee for such Collection Period. The foregoing requirements respecting deposits to the Custodial Account are exclusive, it being understood that, without limiting the generality of the foregoing, the Master Servicer need not deposit in the Custodial Account amounts representing Foreclosure Profits, fees (including annual fees), assumption charges or late charge penalties payable by Mortgagors (such amounts to be retained as additional servicing compensation in accordance with Section 3.09 hereof), or amounts received by the Master Servicer for the accounts of Mortgagors for application towards the payment of taxes, insurance premiums, assessments and similar items. In the event any amount not required to be deposited in the Custodial Account is so deposited, the Master Servicer may at any time withdraw such amount from the Custodial Account, any provision herein to the contrary notwithstanding. The Custodial Account may contain funds that belong to one or more trusts created for the notes or certificates of other series and may contain other funds respecting payments on home equity loans or other mortgage loans belonging to the Master Servicer or serviced or master serviced by it on behalf of others. Notwithstanding such commingling of funds, the Master Servicer shall keep records that accurately reflect the funds on deposit in the Custodial Account that have been identified by it as being attributable to the Home Equity Loans and shall hold all collections in the Custodial Account to the extent they represent collections on the Home Equity Loans for the benefit of the Trust, the Securityholders and the Indenture Trustee, as their interests may appear. The Master Servicer shall retain all Foreclosure Profits as additional servicing compensation.

        With respect to Insurance Proceeds, Net Liquidation Proceeds, REO Proceeds and the proceeds of the purchase of any Home Equity Loan received in any calendar month, the Master Servicer may elect to treat such amounts to be deposited in the Custodial Account for distribution in accordance with Section
3.05 of the Indenture for distribution on the Payment Date in the month of receipt, but is not obligated to do so. If the Master Servicer so elects, such amounts will be deemed to have been received (and any related Liquidated Loss Amount shall be deemed to have occurred) on the last day of the month prior to the receipt thereof.

        The Master Servicer may cause the institution maintaining the Custodial Account to invest any funds in the Custodial Account in Permitted Investments (including obligations of the Master Servicer or any of its Affiliates, if such obligations otherwise qualify as Permitted Investments), which shall mature not later than the Business Day preceding the next Payment Date and shall not be sold or disposed of prior to its maturity. Except as provided above, all income and gain realized from any such investment shall inure to the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of the principal amount of any such investments shall be deposited in the Custodial Account by the Master Servicer out of its own funds immediately as realized.

(c) The Master Servicer will require each Subservicer to hold all funds constituting collections on the Home Equity Loans, pending remittance thereof to the Master Servicer, in one or more accounts meeting the requirements of an Eligible Account, and invested in Permitted Investments.

Section 3.03 PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNT. The Master Servicer shall, from time to time as provided herein, make withdrawals from the Custodial Account of amounts on deposit therein pursuant to Section 3.02 that are attributable to the Home Equity Loans for the following purposes:

(a) to deposit in the Payment Account, on the Business Day prior to each Payment Date, an amount equal to the Interest Collections and Principal Collections required to be distributed on such Payment Date and any payments or collections in the nature of prepayment charges received during the related Collection Period;

(b) prior to either an Amortization Event or the Collection Period during which the Revolving Period ends, to pay to the Seller, the amount of any Additional Balances as and when created during the related Collection Period, provided, that the aggregate amount so paid to the Seller in respect of Additional Balances at any time during any Collection Period shall not exceed the amount of Principal Collections theretofore received for such Collection Period;

(c) to the extent deposited to the Custodial Account, to reimburse itself or the related Subservicer for previously unreimbursed expenses incurred in maintaining individual insurance policies pursuant to Section 3.04, or Liquidation Expenses paid pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Servicing Agreement (to the extent not payable pursuant to Section 3.09), such withdrawal right being limited to amounts received on particular Home Equity Loans (other than any Repurchase Price in respect thereof) which represent late recoveries of the payments for which such advances were made, or from related Liquidation Proceeds or the proceeds of the purchase of such Home Equity Loan;

(d) to pay to itself out of each payment received on account of interest on a Home Equity Loan as contemplated by Section 3.09, an amount equal to the related Master Servicing Fee (to the extent not retained pursuant to Section 3.02), and to pay to any Subservicer any Subservicing Fees not previously withheld by the Subservicer;

(e) to the extent deposited in the Custodial Account to pay to itself as additional servicing compensation any interest or investment income earned on funds deposited in the Custodial Account and Payment Account that it is entitled to withdraw pursuant to Sections 3.02(b) and 5.01;

(f) to the extent deposited in the Custodial Account, to pay to itself as additional servicing compensation any Foreclosure Profits (to the extent permitted by law);

(g) to pay to itself, a Subservicer or the Seller, or any other appropriate person, as the case may be, with respect to any Home Equity Loan or property acquired in respect thereof that has been purchased or otherwise transferred to the Seller, the Master Servicer, the Limited Repurchase Right Holder or other entity, all amounts received thereon and not required to be distributed to Securityholders as of the date on which the related Purchase Price or Repurchase Price is determined;

(h) to withdraw any other amount deposited in the Custodial Account that was not required to be deposited therein pursuant to Section 3.02;

(i) after the occurrence of an Amortization Event, to pay to the Seller, the Excluded Amount for each Group II Loan;

(j) to reimburse itself for amounts expended by it (a) pursuant to Section 3.06 in good faith in connection with the restoration of property damaged by an Uninsured Cause, and (b) in connection with the liquidation of a Home Equity Loan or disposition of an REO Property to the extent not otherwise reimbursed pursuant to clause (c) above; and

(k) to reimburse itself or the REMIC Administrator for expenses incurred by and reimbursable to it or the REMIC Administrator pursuant to Sections 3.07, 6.03 or otherwise, or Section 11.01 of the Indenture.

Since, in connection with withdrawals pursuant to clauses (c), (d), (f) and (g), the Master Servicer's entitlement thereto is limited to collections or other recoveries on the related Home Equity Loan, the Master Servicer shall keep and maintain separate accounting, on a Home Equity Loan by Home Equity Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such clauses. Notwithstanding any other provision of this Servicing Agreement, the Master Servicer shall be entitled to reimburse itself for any previously unreimbursed expenses incurred pursuant to Section 3.07 or otherwise reimbursable pursuant to the terms of this Servicing Agreement that the Master Servicer determines to be otherwise nonrecoverable (except with respect to any Home Equity Loan as to which the Repurchase Price has been paid), by withdrawal from the Custodial Account of amounts on deposit therein attributable to the Home Equity Loans on any Business Day prior to the Payment Date succeeding the date of such determination.

Section 3.04 MAINTENANCE OF HAZARD INSURANCE; PROPERTY PROTECTION EXPENSES. (a) The Master Servicer shall cause to be maintained for each Home Equity Loan hazard insurance naming the Master Servicer or related Subservicer as loss payee thereunder providing extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Home Equity Loan from time to time or (ii) the combined Loan Balance owing on such Home Equity Loan and any mortgage loan senior to such Home Equity Loan from time to time; provided, however, that such coverage may not be less than the minimum amount required to fully compensate for any loss or damage on a replacement cost basis. The Master Servicer shall also cause to be maintained on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Home Equity Loan, fire insurance with extended coverage in an amount which is at least equal to the amount necessary to avoid the application of any co-insurance clause contained in the related hazard insurance policy. Amounts collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Master Servicer's normal servicing procedures) shall be deposited in the Custodial Account to the extent called for by Section 3.02. In cases in which any Mortgaged Property is located at any time during the life of a Home Equity Loan in a federally designated flood area, the hazard insurance to be maintained for the related Home Equity Loan shall include flood insurance (to the extent available). All such flood insurance shall be in amounts equal to the lesser of
(i) the amount  required to  compensate  for any loss or damage to the Mortgaged
Property on a replacement cost basis and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program). The Master Servicer shall be under no obligation to require that any Mortgagor maintain earthquake or other additional insurance and shall be under no obligation itself to maintain any such additional insurance on property acquired in respect of a Home Equity Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance.

        If the Master Servicer shall obtain and maintain a blanket policy consistent with its general mortgage servicing activities insuring against hazard losses on all of the Home Equity Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this
Section 3.04, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.04 and there shall have been a loss which would have been covered by such policy, deposit in the Custodial

Account the amount not otherwise payable under the blanket policy because of such deductible clause. Any such deposit by the Master Servicer shall be made on the last Business Day of the Collection Period in the month in which payments under any such policy would have been deposited in the Custodial Account. In connection with its activities as servicer of the Home Equity Loans, the Master Servicer agrees to present, on behalf of itself, the Issuer and the Indenture Trustee, claims under any such blanket policy.

Section 3.05 ENFORCEMENT OF DUE-ON-SALE CLAUSES; ASSUMPTION AND MODIFICATION AGREEMENTS; RELEASE OR SUBSTITUTION OF LIEN. (a) When any Mortgaged Property is conveyed by the Mortgagor, the Master Servicer or Subservicer, to the extent it has knowledge of such conveyance, shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any Required Insurance Policy or otherwise adversely affect the interests of the Certificateholders or the Credit Enhancer. Notwithstanding the foregoing:

               (i) the Master Servicer shall not be deemed to be in default under this Section 3.05(a) by reason of any transfer or assumption which the Master Servicer is restricted by law from preventing; and

               (ii) if the Master Servicer determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Master Servicer shall not be required to enforce the due-on-sale clause or to contest such action.

        (b) Subject to the Master Servicer's duty to enforce any due-on-sale clause to the extent set forth in Section 3.05(a), the Master Servicer or the related Subservicer, as the case may be, shall be entitled to (A) execute assumption agreements, substitution agreements, and instruments of satisfaction or cancellation or of partial or full release or discharge, or any other document contemplated by this Servicing Agreement and other comparable instruments with respect to the Home Equity Loans and with respect to the Mortgaged Properties subject to the Mortgages (and the Issuer and the Indenture Trustee each shall promptly execute any such documents on request of the Master Servicer) and (B) approve the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters, if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner of the related Home Equity Loan, that the security for, and the timely and full collectability of, such Home Equity Loan would not be adversely affected thereby, and that each of REMIC I, REMIC II and REMIC III would continue to qualify as a REMIC under the Code as a result thereof and that no tax on "prohibited transactions" or "contributions" after the startup day would be imposed on any of REMIC I, REMIC II or REMIC III as a result thereof. A partial release pursuant to this Section 3.05 shall be permitted only if the Combined Loan-to-Value Ratio for such Home Equity Loan after such partial release does not exceed the Combined Loan-to-Value Ratio for such Home Equity Loan as of the Cut-off Date, and provided further that, in the case of a Group I Loan, the Master Servicer, the Indenture Trustee and the Credit Enhancer have received an Opinion of Counsel to the effect that such partial release will not result in an Adverse REMIC Event. Any fee collected by the Master Servicer or the related Subservicer for processing such request will be retained by the Master Servicer or such Subservicer as additional servicing compensation.

        (c) The Master Servicer may enter into an agreement with a Mortgagor to release the lien on the Mortgaged Property relating to a Group II Loan (the "Existing Lien"), if at the time of such agreement the Group II Loan is current in payment of principal and interest, under any of the following circumstances:

(i) in any case in which, simultaneously with the release of the Existing Lien, the Mortgagor executes and delivers to the Master Servicer a Mortgage on a substitute Mortgaged Property, provided that the Combined Loan-to-Value Ratio of the Group II Loan (calculated based on the Appraised Value of the substitute Mortgaged Property) is not greater than the Combined Loan-to-Value Ratio prior to releasing the Existing Lien;

(ii) in any case in which, simultaneously with the release of the Existing Lien, the Mortgagor executes and delivers to the Master Servicer a Mortgage on a substitute Mortgaged Property, provided that: (A) the Combined Loan-to-Value Ratio of the Group II Loan (calculated based on the Appraised Value of the substitute Mortgaged Property) is not greater than the lesser of (1) 100% and
(2) 105% of the Combined Loan-to-Value Ratio prior to releasing the Existing Lien; and (B) the Master Servicer determines that at least two appropriate compensating factors are present (compensating factors may include, without limitation, an increase in the Mortgagor's monthly cash flow after debt service, the Mortgagor's debt-to-income ratio has not increased since origination, or an increase in the Mortgagor's credit score); or

(iii) in any case in which, at the time of release of the Existing Lien, the Mortgagor does not provide the Master Servicer with a Mortgage on a substitute Mortgaged Property (any Group II Loan that becomes and remains unsecured in accordance with this subsection, an "Unsecured Loan"), provided that: (A) the current Combined Loan-to-Value Ratio is greater than or equal to 85%; (B) the Master Servicer shall not permit the release of an Existing Lien under this clause (iii) as to more than 100 Group II Loans in any calendar year; (C) at no time shall the aggregate Loan Balance of Unsecured Loans exceed 2.5% of the then Pool Balance; (D) the Mortgagor agrees to an automatic debit payment plan; and
(E) the Master Servicer shall provide notice to each Rating Agency that has requested notice of such releases.

        In connection with any Unsecured Loan, the Master Servicer may require the Mortgagor to enter into an agreement under which: (i) the Loan Rate may be increased effective until a substitute Mortgage meeting the criteria under (i) or (ii) above is provided; or (ii) any other provision may be made which the Master Servicer considers to be appropriate. Thereafter, the Master Servicer shall determine in its discretion whether to accept any proposed Mortgage on any substitute Mortgaged Property as security for the Group II Loan, and the Master Servicer may require the Mortgagor to agree to any further conditions which the Master Servicer considers appropriate in connection with such substitution, which may include a reduction of the Loan Rate (but not below the Loan Rate in effect at the Closing Date). Any Group II Loan as to which a Mortgage on a substitute Mortgaged Property is provided in accordance with the preceding sentence shall no longer be deemed to be an Unsecured Loan.

        (d) Subject to any other applicable terms and conditions of this Agreement, the Master Servicer shall be entitled to approve an assignment in lieu of satisfaction with respect to any Home Equity Loan, provided the obligee with respect to such Home Equity Loan following such proposed assignment provides the Master Servicer with a "Lender Certification for Assignment of Home Equity Loan" in the form attached hereto as Exhibit D, in form and substance satisfactory to the Indenture Trustee and Master Servicer, providing the following: (i) that the Home Equity Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Home Equity Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;
(iii) that the Home Equity Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Home Equity Loan prior to such proposed assignment; and (iv) that such assignment is at the request of the borrower under the related Home Equity Loan. Upon approval of an assignment in lieu of satisfaction with respect to any Home Equity Loan, the Master Servicer shall receive cash in an amount equal to the unpaid Loan Balance of and accrued interest on such Home Equity Loan and the Master Servicer shall treat such amount as a Principal Prepayment in Full with respect to such Home Equity Loan for all purposes hereof.

Section 3.06 TRUST ESTATE; RELATED DOCUMENTS (a) When required by the provisions of this Servicing Agreement, the Issuer or the Indenture Trustee shall execute instruments to release property from the terms of the Trust Agreement, Indenture or Custodial Agreement, as applicable, or convey the Issuer's or the Indenture Trustee's interest in the same, in a manner and under circumstances which are not inconsistent with the provisions of this Servicing Agreement. No party relying upon an instrument executed by the Issuer or the Indenture Trustee as provided in this Section 3.06 shall be bound to ascertain the Issuer's or the Indenture Trustee's authority, inquire into the satisfaction of any conditions precedent or see to the application of any moneys.

(b) If from time to time the Master Servicer shall deliver to the Custodian copies of any written assurance, assumption agreement or substitution agreement or other similar agreement pursuant to Section 3.05, the Custodian shall check that each of such documents purports to be an original executed copy (or a copy of the original executed document if the original executed copy has been submitted for recording and has not yet been returned) and, if so, shall file such documents, and upon receipt of the original executed copy from the applicable recording office or receipt of a copy thereof certified by the applicable recording office shall file such originals or certified copies with the Related Documents. If any such documents submitted by the Master Servicer do not meet the above qualifications, such documents shall promptly be returned by the Custodian to the Master Servicer, with a direction to the Master Servicer to forward the correct documentation.

(c) Upon receipt of a Request for Release from the Master Servicer, substantially in the form of Exhibit C to the effect that a Home Equity Loan has been the subject of a final payment or a prepayment in full and the related Home Equity Loan has been terminated or that substantially all Liquidation Proceeds which have been determined by the Master Servicer in its reasonable judgment to be finally recoverable have been recovered, and upon deposit to the Custodial Account of such final monthly payment, prepayment in full together with accrued and unpaid interest to the date of such payment with respect to such Home Equity Loan or, if applicable, Liquidation Proceeds, the Custodian shall promptly release the Related Documents to the Master Servicer, which the Indenture Trustee shall execute, along with such documents as the Master Servicer or the Mortgagor may request to evidence satisfaction and discharge of such Home Equity Loan, upon request of the Master Servicer. If from time to time and as appropriate for the servicing or foreclosure of any Home Equity Loan, the Master Servicer requests the Custodian to release the Related Documents and delivers to the Custodian a trust receipt reasonably satisfactory to the Custodian and signed by a Responsible Officer of the Master Servicer, the Custodian shall release the Related Documents to the Master Servicer. If such Home Equity Loans shall be liquidated and the Custodian receives a certificate from the Master Servicer as provided above, then, upon request of the Master Servicer, the Custodian shall release the trust receipt to the Master Servicer.

Section 3.07 REALIZATION UPON DEFAULTED HOME EQUITY LOANS; LOSS MITIGATION. With respect to such of the Home Equity Loans as come into and continue in default, the Master Servicer will decide whether to (i) foreclose upon the Mortgaged
Properties securing such Home Equity Loans, (ii) write off the unpaid Loan Balance of the Home Equity Loans as bad debt, (iii) take a deed in lieu of foreclosure, (iv) accept a short sale (a payoff of the Home Equity Loan for an amount less than the total amount contractually owed in order to facilitate a sale of the Mortgaged Property by the Mortgagor) or permit a short refinancing (a payoff of the Home Equity Loan for an amount less than the total amount contractually owed in order to facilitate refinancing transactions by the Mortgagor not involving a sale of the Mortgaged Property), (v) arrange for a repayment plan, (vi) agree to a modification in accordance with this Servicing Agreement, or (vii) in the case of a Group II Loan, take an unsecured note, in connection with a negotiated release of the lien of the Mortgage in order to facilitate a settlement with the Mortgagor; in each case subject to the rights of any related first lien holder; provided that in connection with the foregoing if the Master Servicer has actual knowledge that any Mortgaged Property is affected by hazardous or toxic wastes or substances and that the acquisition of such Mortgaged Property would not be commercially reasonable, then the Master Servicer will not cause the Issuer or the Indenture Trustee to acquire title to such Mortgaged Property in a foreclosure or similar proceeding. In connection with such decision, the Master Servicer shall follow such practices (including, in the case of any default on a related senior mortgage loan, the advancing of funds to correct such default if deemed to be appropriate by the Master Servicer) and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities and as shall be required or permitted by the Program Guide; provided that the Master Servicer shall not be liable in any respect hereunder if the Master Servicer is acting in connection with any such foreclosure or attempted foreclosure which is not completed or other conversion in a manner that is consistent with the provisions of this Servicing Agreement. The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or attempted foreclosure which is not completed or towards the correction of any default on a related senior mortgage loan or restoration of any property unless it shall determine that such expenditure will increase Net Liquidation Proceeds. In the event of a determination by the Master Servicer that any such expenditure previously made pursuant to this Section 3.07 will not be reimbursable from Net Liquidation Proceeds, the Master Servicer shall be entitled to reimbursement of its funds so expended pursuant to Section 3.03.

               In addition, the Master Servicer may pursue any remedies that may be available in connection with a breach of a representation and warranty with respect to any such Home Equity Loan in accordance with Section 2.03. However, the Master Servicer is not required to continue to pursue both foreclosure (or similar remedies) with respect to the Home Equity Loans and remedies in connection with a breach of a representation and warranty if the Master Servicer determines in its reasonable discretion that one such remedy is more likely to result in a greater recovery as to the Home Equity Loan. Upon the occurrence of a Cash Liquidation or REO Disposition, following the deposit in the Custodial Account of all Insurance Proceeds, Liquidation Proceeds and other payments and recoveries referred to in the definition of "Cash Liquidation" or "REO Disposition," as applicable, upon receipt by the Indenture Trustee of written notification of such deposit signed by a Servicing Officer, the Indenture Trustee or any Custodian, as the case may be, shall release to the Master Servicer the related Mortgage File and the Indenture Trustee shall execute and deliver such instruments of transfer or assignment prepared by the Master Servicer, in each case without recourse, representation or warranty as shall be necessary to vest in the Master Servicer or its designee, as the case may be, the related Home Equity Loan, and thereafter such Home Equity Loan shall not be part of the Trust. Notwithstanding the foregoing or any other provision of this Agreement, in the Master Servicer's sole discretion with respect to any defaulted Home Equity Loan or REO Property as to either of the following provisions, (i) a Cash Liquidation or REO Disposition may be deemed to have occurred if substantially all amounts expected by the Master Servicer to be received in connection with the related defaulted Home Equity Loan or REO Property have been received; provided, however, a Cash Liquidation or REO Disposition shall be deemed to have occurred with respect to any Group I Loan that is 180 days or more delinquent as of the end of the related Collection Period; provided further, however, any subsequent collections with respect to any such Group I Loan shall be deposited to the Custodial Account, and (ii) for purposes of determining the amount of any Liquidation Proceeds, Insurance Proceeds, REO Proceeds or any other unscheduled collections or the amount of any Liquidation Loss Amount, the Master Servicer may take into account minimal amounts of additional receipts expected to be received or any estimated additional liquidation expenses expected to be incurred in connection with the related defaulted Group I Loan or REO Property.

        In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be issued in the name of the Indenture Trustee or a nominee thereof, who shall hold the same on behalf of the Issuer in accordance with Section 3.13 of the Indenture. Notwithstanding any such acquisition of title and cancellation of the related Home Equity Loan, such Mortgaged Property shall (except as otherwise expressly provided herein) be considered to be an outstanding Home Equity Loan held as an asset of the Issuer until such time as such property shall be sold. Consistent with the foregoing for purposes of all calculations hereunder, so long as such Mortgaged Property shall be considered to be an outstanding Home Equity Loan it shall be assumed that, notwithstanding that the indebtedness evidenced by the related Loan Agreement shall have been discharged, such Loan Agreement in effect at the time of any such acquisition of title before any adjustment thereto by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period will remain in effect.

        In the event that the Trust acquires any REO Property as aforesaid or otherwise in connection with a default or imminent default on a Group I Loan, the Master Servicer on behalf the Trust shall dispose of such REO Property as soon as practicable, giving due consideration to the interests of the Noteholders and the Certificateholders, but in all cases within three full years after the taxable year of its acquisition by the Trust for purposes of Section 860G(a)(8) of the Code (or such shorter period as may be necessary under applicable state (including any state in which such property is located) law to maintain the status of any of REMIC I, REMIC II or REMIC III as a REMIC under applicable state law and avoid taxes resulting from such property failing to be foreclosure property under applicable state law) or, at the expense of the Trust, request, more than 60 days before the day on which such grace period would otherwise expire, an extension of such grace period unless the Master Servicer obtains for the Indenture Trustee an Opinion of Counsel, addressed to the Indenture Trustee and the Master Servicer, to the effect that the holding by the Trust of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause the Trust to fail to qualify as a REMIC (for federal (or any applicable State or local) income tax purposes) at any time that any Certificates are outstanding, in which case the Trust may continue to hold such REO Property (subject to any conditions contained in such Opinion of Counsel). The Master Servicer shall be entitled to be reimbursed from the Custodial Account for any costs incurred in obtaining such Opinion of Counsel, as provided in Section 3.03. Notwithstanding any other provision of this Agreement, no REO Property acquired by the Trust shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust in such a manner or pursuant to any terms that would (i) cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or (ii) subject REMIC I, REMIC II or REMIC III to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Section 860G(c) of the Code, unless the Master Servicer has agreed to indemnify and hold harmless the Trust with respect to the imposition of any such taxes.

        Any proceeds from the purchase or repurchase of any Home Equity Loan pursuant to the terms of this Servicing Agreement (including without limitation Sections 2.03, 3.15 and 3.16) will be applied in the following order of priority: first, to the Master Servicer or the related Subservicer, all Servicing Fees payable therefrom to the Payment Date on which such amounts are to be deposited in the Payment Account; second, as Interest Collections, accrued and unpaid interest on the related Home Equity Loan, at the Net Loan Rate to the Payment Date on which such amounts are to be deposited in the Payment Account; and third, as Principal Collections, as a recovery of principal on the Home Equity Loan.
        Liquidation Proceeds with respect to a Liquidated Home Equity Loan will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with this Section 3.07 for any Liquidation Expenses; second, to the Master Servicer or the related Subservicer, all unpaid Servicing Fees through the date of receipt of the final Liquidation Proceeds; third, as Principal Collections, as a recovery of principal on the Home Equity Loan, up to an amount equal to the Loan Balance of the related Home Equity Loan immediately prior to the date it became a Liquidated Home Equity Loan; fourth, as Interest Collections, accrued and unpaid interest on the related Home Equity Loan at the Net Loan Rate through the date of receipt of the final Liquidation Proceeds; and fifth, to Foreclosure Profits.

        Proceeds and other recoveries from a Home Equity Loan after it becomes a Liquidated Home Equity Loan will be applied in the following order of priority: first, to reimburse the Master Servicer or the related Subservicer in accordance with this Section 3.07 for any expenses previously unreimbursed from Liquidation Proceeds or otherwise; second, to the Master Servicer or the related
Subservicer, all unpaid Servicing Fees payable thereto through the date of receipt of the proceeds previously unreimbursed from Liquidation Proceeds or otherwise; third, as Interest Collections, up to an amount equal to the sum of
(a) the Loan Balance of the related Home Equity Loan immediately prior to the date it became a Liquidated Home Equity Loan, less any Net Liquidation Proceeds previously received with respect to such Home Equity Loan and applied as a recovery of principal, and (b) accrued and unpaid interest on the related Home Equity Loan at the Net Loan Rate through the date of receipt of the proceeds; and fourth, to Foreclosure Profits.

        In the event of a default on a Home Equity Loan one or more of whose obligors is a Non-United States Person, in connection with any foreclosure or acquisition of a deed in lieu of foreclosure (together, "foreclosure") in respect of such Home Equity Loan, the Master Servicer will cause compliance with the provisions of Treasury Regulation Section 1.1445-2(d)(3) (or any successor thereto) necessary to assure that no withholding tax obligation arises with respect to the proceeds of such foreclosure except to the extent, if any, that proceeds of such foreclosure are required to be remitted to the obligors on such Home Equity Loan.

Section  3.08  ISSUER AND  INDENTURE  TRUSTEE TO  COOPERATE.  On or before  each
Payment Date, the Master Servicer will notify the Indenture Trustee or the Custodian, with a copy to the Issuer, of the termination of or the payment in full and the termination of any Home Equity Loan during the preceding Collection Period. Upon receipt of payment in full, the Master Servicer is authorized to execute, pursuant to the authorization contained in Section 3.01, if the assignments of Mortgage have been recorded to the extent required under the Purchase Agreement, an instrument of satisfaction regarding the related Mortgage, which instrument of satisfaction shall be recorded by the Master Servicer if required by applicable law and be delivered to the Person entitled thereto and cause the removal from the registration of the MERS(R) System of such Mortgage. It is understood and agreed that any expenses incurred in connection with such instrument of satisfaction or transfer shall be reimbursed from amounts deposited in the Custodial Account. From time to time and as appropriate for the servicing or foreclosure of any Home Equity Loan, the Indenture Trustee or the Custodian shall, upon request of the Master Servicer and delivery to the Indenture Trustee or Custodian, with a copy to the Issuer, of a Request for Release, in the form annexed hereto as Exhibit C, signed by a Servicing Officer, release or cause to be released the related Mortgage File to the Master Servicer and the Issuer or Indenture Trustee shall promptly execute such documents, in the forms provided by the Master Servicer, as shall be necessary for the prosecution of any such proceedings or the taking of other servicing actions. Such trust receipt shall obligate the Master Servicer to return the Mortgage File to the Indenture Trustee or the Custodian (as specified in such receipt) when the need therefor by the Master Servicer no longer exists unless the Home Equity Loan shall be liquidated, in which case, upon receipt of a certificate of a Servicing Officer similar to that hereinabove specified, the trust receipt shall be released to the Master Servicer.

        In order to facilitate the foreclosure of the Mortgage securing any Home Equity Loan that is in default following recordation of the assignments of Mortgage in accordance with the provisions of the Purchase Agreement, the Indenture Trustee or the Issuer shall, if so requested in writing by the Master Servicer, promptly execute an appropriate assignment in the form provided by the Master Servicer to assign such Home Equity Loan for the purpose of collection to the Master Servicer (any such assignment shall unambiguously indicate that the assignment is for the purpose of collection only), and, upon such assignment,


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

such assignee for collection will thereupon bring all required actions in its own name and otherwise enforce the terms of the Home Equity Loan and deposit or credit the Net Liquidation Proceeds, exclusive of Foreclosure Profits, received with respect thereto in the Custodial Account. In the event that all delinquent payments due under any such Home Equity Loan are paid by the Mortgagor and any other defaults are cured, then the assignee for collection shall promptly reassign such Home Equity Loan to the Indenture Trustee and return all Related Documents to the place where the related Mortgage File was being maintained.

        In connection with the Issuer's obligation to cooperate as provided in this Section 3.08 and all other provisions of this Servicing Agreement requiring the Issuer to authorize or permit any actions to be taken with respect to the Home Equity Loans, the Indenture Trustee, as pledgee of the Home Equity Loans and as assignee of record of the Home Equity Loans on behalf of the Issuer pursuant to Section 3.13 of the Indenture, expressly agrees, on behalf of the Issuer, to take all such actions on behalf of the Issuer and to promptly execute and return all instruments reasonably required by the Master Servicer in connection therewith; provided, that if the Master Servicer shall request a signature of the Indenture Trustee, on behalf of the Issuer, the Master Servicer will deliver to the Indenture Trustee an Officer's Certificate stating that such signature is necessary or appropriate to enable the Master Servicer to carry out its servicing and administrative duties under this Servicing Agreement.

Section 3.09 SERVICING COMPENSATION; PAYMENT OF CERTAIN EXPENSES BY MASTER SERVICER. The Master Servicer shall be entitled to receive the Master Servicing Fee in accordance with Sections 3.02 and 3.03 as compensation for its services in connection with servicing the Home Equity Loans. Subject to Section 3.07, in the event that Liquidation Proceeds, Insurance Proceeds and REO Proceeds in respect of a Cash Liquidation or REO Disposition exceed the unpaid Loan Balance of such Home Equity Loan plus unpaid interest accrued thereon (including REO Imputed Interest) at the related Net Loan Rate, the Master Servicer shall be entitled to retain therefrom and to pay to itself and/or the related Subservicer, any Foreclosure Profits. Additional servicing compensation in the form of assumption fees, investment income on amounts in the Custodial Account or the Certificate Distribution Account or otherwise shall be retained by the Master Servicer or the Subservicer to the extent provided herein. Moreover, additional servicing compensation in the form of late payment charges, investment income on amounts in the Payment Account and other receipts not required to be deposited in the Custodial Account as specified in Section 3.02(b) shall be retained by the Master Servicer. The Master Servicer shall be required to pay all expenses incurred by it in connection with its activities hereunder (including payment of all other fees and expenses not expressly stated hereunder to be for the account of the Securityholders, including, without limitation, the fees and expenses of the Owner Trustee, Indenture Trustee and any Custodian) and shall not be entitled to reimbursement therefor.

Section 3.10 ANNUAL STATEMENT AS TO COMPLIANCE. (a) The Master Servicer will deliver to the Issuer, each Underwriter and the Indenture Trustee, with a copy to the Credit Enhancer, on or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date or (b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, an


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

Officer's Certificate stating that (i) a review of the activities of the Master Servicer during the preceding calendar year and of its performance under servicing agreements, including this Servicing Agreement has been made under such officer's supervision and (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has complied in all material respects with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers and has fulfilled all of its material obligations in all material respects throughout such year, or, if there has been material noncompliance with such servicing standards or a default in the fulfillment in all material respects of any such obligation relating to this Servicing Agreement, such statement shall include a description of such noncompliance or specify each such default, as the case may be, known to such officer and the nature and status thereof.

(b) The Master Servicer shall deliver to the Issuer and the Indenture Trustee, with a copy to the Credit Enhancer, promptly after having obtained knowledge thereof, but in no event later than five Business Days thereafter, written notice by means of an Officer's Certificate of any event which with the giving of notice or the lapse of time or both, would become a Servicing Default.

Section 3.11 ANNUAL SERVICING REPORT. On or before the earlier of (a) March 31 of each year, beginning with the first March 31 that occurs at least six months after the Cut-off Date, or (b) with respect to any calendar year during which the Depositor's annual report on Form 10-K is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the date on which the annual report is required to be filed in accordance with the Exchange Act and the rules and regulations of the Commission, the Master Servicer at its expense shall cause a firm of nationally recognized independent public accountants (who may also render other services to the Master Servicer) to furnish a report to the Issuer, the Indenture Trustee, the Depositor, each Underwriter, the Credit Enhancer and each Rating Agency stating its opinion that, on the basis of an examination conducted by such firm substantially in accordance with standards established by the American Institute of Certified Public Accountants, the assertions made pursuant to Section 3.10 regarding compliance with the minimum servicing standards set forth in the Uniform Single Attestation Program for Mortgage Bankers during the preceding calendar year are fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such accounting standards require it to report. In rendering such statement, such firm may rely, as to matters relating to the direct servicing of Home Equity Loans by Subservicers, upon comparable statements for examinations conducted by independent public accountants substantially in accordance with standards established by the American Institute of Certified Public Accountants (rendered within one year of such statement) with respect to such Subservicers.

Section 3.12 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE HOME EQUITY Loans. Whenever required by statute or regulation, the Master Servicer shall provide to the Credit Enhancer, any Securityholder upon reasonable request (or a regulator for a Securityholder) or the Indenture Trustee, reasonable access to the documentation regarding the Home Equity Loans such access being afforded without charge but only upon reasonable request and during normal business hours at the offices of the Master Servicer. Nothing in this Section

3.12 shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Master Servicer to provide access as provided in this
Section 3.12 as a result of such obligation shall not constitute a breach of this Section 3.12.

Section 3.13 MAINTENANCE OF CERTAIN SERVICING INSURANCE POLICIES. The Master Servicer shall during the term of its service as servicer maintain in force (i) a policy or policies of insurance covering errors and omissions in the performance of its obligations as master servicer hereunder and (ii) a fidelity bond in respect of its officers, employees or agents. Each such policy or policies and bond shall be at least equal to the coverage that would be required by Fannie Mae or Freddie Mac, whichever is greater, for Persons performing servicing for Home Equity Loans purchased by such entity. Coverage of the Master Servicer under a policy or bond obtained by an Affiliate of the Master Servicer and providing the coverage required by this Section 3.13 shall satisfy the requirements of this Section 3.13.

Section 3.14 INFORMATION REQUIRED BY THE INTERNAL REVENUE SERVICE AND REPORTS OF FORECLOSURES AND ABANDONMENTS OF MORTGAGED PROPERTY. The Master Servicer shall prepare and deliver all federal and state information reports with respect to the Home Equity Loans when and as required by all applicable state and federal income tax laws. In particular, with respect to the requirement under Section 6050J of the Code to the effect that the Master Servicer or Subservicer shall make reports of foreclosures and abandonments of any mortgaged property for each year beginning in 2003, the Master Servicer or Subservicer shall file reports relating to each instance occurring during the previous calendar year in which the Master Servicer (i) on behalf of the Issuer, acquires an interest in any Mortgaged Property through foreclosure or other comparable conversion in full or partial satisfaction of a Home Equity Loan, or (ii) knows or has reason to know that any Mortgaged Property has been abandoned. The reports from the Master Servicer or Subservicer shall be in form and substance sufficient to meet the reporting requirements imposed by Section 6050J and Section 6050H (reports relating to mortgage interest received) of the Code.

Section 3.15   OPTIONAL REPURCHASE OR TRANSFER OF HOME EQUITY LOANS.

(a) Notwithstanding any provision in Section 3.07 to the contrary, the Master Servicer, at its option and in its sole discretion, may repurchase any Home Equity Loan that is delinquent in payment for a period of 90 days or longer for a price equal to the Repurchase Price; provided, that any such Home Equity Loan that becomes 90 days or more delinquent during any given Calendar Quarter shall only be eligible for purchase pursuant to this Section 3.15(a) during the period beginning on the first Business Day of the following Calendar Quarter, and ending at the close of business on the second-to-last Business Day of such following Calendar Quarter; and provided further, that such Home Equity Loan is 90 days or more delinquent at the time of repurchase. Such option if not exercised shall not thereafter be reinstated as to any Home Equity Loan, unless the delinquency is cured and the Home Equity Loan thereafter again becomes delinquent in payment by 90 days or more in a subsequent Calendar Quarter. If at any time the Master Servicer makes a payment to the Payment Account covering the amount of the Repurchase Price for such a Home Equity Loan, and the Master Servicer provides to the Indenture Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Payment Account, then the Indenture Trustee shall execute the assignment of such Home Equity Loan at the request of the Master Servicer without recourse, representation or warranty to the Master Servicer which shall succeed to all the Indenture Trustee's right, title and interest in and to such Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Master Servicer will thereupon own such Home Equity Loan, and all such security and documents, free of any further obligation to the Indenture Trustee or the Securityholders with respect thereto.

(b) Subject to the conditions set forth below, the Master Servicer, upon receipt of written notice and direction from the Issuer, shall cause the retransfer of Group II Loans from the Indenture Trustee to the Issuer as of the close of business on a Payment Date (the "Transfer Date"). On the fifth Business Day (the "Transfer Notice Date") prior to the Transfer Date designated in such notice, the Master Servicer shall give the Indenture Trustee, the Rating Agencies and the Credit Enhancer a notice of the proposed retransfer that contains a list of the Home Equity Loans to be retransferred. Such retransfers of Group II Loans shall be permitted upon satisfaction of the following conditions:

(i) No Amortization Event has occurred or will result from such retransfer;

     On the Transfer Date, the Group II Overcollateralization Amount (after giving effect to the removal from the Trust of the Group II Loans proposed to be transferred) will equal or exceed Group II Required Overcollateralization Amount;

     On or before the Transfer Date, the Master Servicer shall have delivered to the Indenture Trustee a revised Home Equity Loan Schedule showing that the Home Equity Loans are no longer owned by the Trust;

     The Master Servicer shall represent and warrant that the Group II Loans to be removed from the Trust were selected at random and the Master Servicer shall have received the consent of the Credit Enhancer as to the selection of the particular Group II Loans to be removed; and

     The Master Servicer shall have delivered to the Indenture Trustee and the Credit Enhancer an officer's certificate certifying that the items set forth in subparagraphs (i) through (iv), inclusive, have been performed or are true and correct, as the case may be. The Indenture Trustee may conclusively rely on such officer's certificate, shall have no duty to make inquiries with regard to the matters set forth therein and shall incur no liability in so relying.

        The Master Servicer shall not be permitted to effect the retransfer of any Group II Loan except under the conditions specified above. Upon receiving the requisite notice and direction from the Issuer, the Master Servicer shall perform in a timely manner those acts required of it, as specified above. Upon satisfaction of the above conditions, on the Transfer Date the Indenture Trustee shall deliver, or cause to be delivered, to the Issuer a written itemization of each Group II Loan being transferred, together with the Mortgage File for each such Home Equity Loan, and the Indenture Trustee shall execute and deliver to the Issuer or its designee such other documents prepared by the Master Servicer as shall be reasonably necessary to transfer such Group II Loans to the Group II Certificateholders. Any such transfer of the Trust's right, title and interest in and to the Group II Loans shall be without recourse, representation or warranty by or of the Indenture Trustee or the Trust to the Issuer or its designee.

Section 3.16 LIMITED HOME EQUITY LOAN REPURCHASE RIGHT. The Limited Repurchase Right Holder will have the irrevocable option at any time to purchase any of the Home Equity Loans at the Repurchase Price, up to a maximum of five Home Equity Loans. In the event that this option is exercised as to any five Home Equity Loans in the aggregate, this option will thereupon terminate. If at any time the Limited Repurchase Right Holder makes a payment to the Custodial Account covering the amount of the Repurchase Price for such a Home Equity Loan, and the Limited Repurchase Right Holder provides to the Indenture Trustee a certification signed by a Servicing Officer stating that the amount of such payment has been deposited in the Custodial Account, then the Indenture Trustee shall execute the assignment of such Home Equity Loan at the request of the Limited Repurchase Right Holder without recourse to the Limited Repurchase Right Holder which shall succeed to all the Indenture Trustee's right, title and interest in and to such Home Equity Loan, and all security and documents relative thereto. Such assignment shall be an assignment outright and not for security. The Limited Repurchase Right Holder will thereupon own such Mortgage, and all such security and documents, free of any further obligation to the Indenture Trustee with respect thereto.

                                   ARTICLE IV

                              SERVICING CERTIFICATE

Section 4.01 STATEMENTS TO SECURITYHOLDERS. (a) With respect to each Payment Date, on the Business Day following the related Determination Date, the Master Servicer shall forward to the Indenture Trustee and the Indenture Trustee pursuant to Section 3.26 of the Indenture shall forward or cause to be forwarded by mail to each Certificateholder, Noteholder, the Credit Enhancer, the Depositor, the Owner Trustee, the Certificate Paying Agent and each Rating Agency, a statement setting forth the following information (the "Servicing Certificate") as to the Notes and Certificates, to the extent applicable:

(a) for each of Loan Group I, Loan Group II-A and Loan Group II-B, the aggregate
amount  of  (a)  Interest   Collections,   (b)  Principal  Collections  and  (c)
Substitution Adjustment Amounts for such Collection Period;

(b)     the amount paid as principal to the Noteholders of each Class of Notes;

(c) for each of Loan Group I, Loan Group II-A and Loan Group II-B, the amount paid as interest to the Noteholders of each Class of Notes, separately stating the portion thereof in respect of Prepayment Interest Shortfalls, Relief Act Shortfalls, Group II-A Relief Act Shortfalls, Group II-B Relief Act Shortfalls, Group I Net WAC Cap Shortfalls, Group II-A Net WAC Cap Shortfalls or Group II-B Net WAC Cap Shortfalls, if any;

(d) for each of Loan Group I, Loan Group II-A and Loan Group II-B, the aggregate Interest Distribution Amount remaining unpaid, if any, for each Class of Class I Notes and Class II Notes, after giving effect to the payments made on such Payment Date;

(e)     [Reserved];

(f) with respect to Loan Group II, the amount of any Group II Credit Enhancement Draw Amount or Dissolution Draw, if any, for such Payment Date, the amount paid to the Credit Enhancer in reimbursement for prior draws and the aggregate amount of prior draws under the Policy not yet reimbursed;

(g) for each of Loan Group I, Loan Group II-A and Loan Group II-B, the amount of such distribution as principal and interest to the Certificateholders of the Certificates, separately stating the portion thereof which resulted in a reduction of the Certificate Loan Balance thereof;

(h) the aggregate Loan Balance of the Home Equity Loans in each Loan Group as of the end of the preceding Collection Period;

(i) the aggregate amount of Additional Balances on the Group II Loans created during the previous Collection Period conveyed to the Issuer;

(j) for each of Loan Group I, Loan Group II-A and Loan Group II-B, the number and aggregate Loan Balances of Home Equity Loans (a) as to which the Minimum Monthly Payment is Delinquent for 30-59 days, 60-89 days and 90 or more days, respectively, (b) that are foreclosed and (c) that have become REO, in each case as of the end of the related Collection Period; provided, however, that such information will not be provided on the statements relating to the first Payment Date;

(k) the Note Rate for each Class of Class I Notes and Class II Notes, the Group I Net WAC Rate, the Group II-A Net WAC Rate and the Group II-B Net WAC Rate for the related Collection Period;

(l) for each of Loan Group I, Loan Group II-A and Loan Group II-B, the aggregate Liquidation Loss Amounts with respect to the related Collection Period, the amount of any Liquidation Loss Distribution Amounts with respect to the Notes, and the aggregate of the Liquidation Loss Amounts from all Collection Periods to date expressed as dollars and as a percentage of the aggregate Cut-off Date Loan Balance for such Loan Group;

(m) the aggregate Excess Loss Amounts with respect to the Group II Loans with respect to the related Collection Period and the aggregate of the Excess Loss Amounts with respect to the Group II Loans from all Collection Periods to date;

(n) for each Loan Group, the aggregate Special Hazard Losses, Fraud Losses, Bankruptcy Losses and losses caused by or resulting from an Extraordinary Event with respect to the related Collection Period and the aggregate of each of such losses from all Collection Periods to date;

(o) for each of Loan Group I, Loan Group II-A and Loan Group II-B, the Security Balance of each related Class of Notes and the Certificate Principal Balance of the related Certificates after giving effect to the distribution of principal on such Payment Date;

(p) the aggregate Servicing Fees for the related Collection Period and the aggregate amount of Draws for the related Collection Period;

(q) the number and amount of any increases in the Credit Limits of the Home Equity Loans during the related Collection Period;

(r) the Group I Overcollateralization Amount, the Group II Overcollateralization Amount, the Undercollateralization Amount, the Special Hazard Amount for each Loan Group, the Fraud Loss Amount for each Loan Group, the Bankruptcy Loss Amount for each Loan Group, the Group I Required Overcollateralization Amount immediately following such Payment Date and the Group II Required Overcollateralization Amount immediately following such Payment Date; and

(s) (1) the  number  and  principal  amount of release  agreements  pursuant  to
Section 3.05(c) entered into during the calendar year and since the Closing Date, stated separately, for the Group II Loans and, the aggregate outstanding principal amount of such release agreements expressed as a percentage of the Pool Balance for Loan Group II with information provided separately with respect to all Unsecured Loans and (2) the number and principal amount of Capitalization Workouts pursuant to Section 3.02(a)(v) entered into during the calendar year and since the Closing Date, stated separately for each of Loan Group I, Loan Group II-A and Loan Group II-B and the aggregate outstanding amount of the Capitalization Workouts expressed as a percentage of the respective Pool Balance.

        In the case of information furnished pursuant to clauses (ii) and (iii) above, the amounts shall be expressed as an aggregate dollar amount per Variable Funding Note, Term Note or Certificate, as applicable, with a $1,000 denomination.

        In addition, the Master Servicer shall forward to the Indenture Trustee any other information reasonably requested by the Indenture Trustee necessary to make distributions pursuant to Section 3.05 of the Indenture. Prior to the close of business on the Business Day next succeeding each Determination Date, the Master Servicer shall furnish a written statement to the Certificate Paying Agent and the Indenture Trustee setting forth the aggregate amounts required to be withdrawn from the Custodial Account and deposited into the Payment Account on the Business Day preceding the related Payment Date pursuant to Section 3.03. The determination by the Master Servicer of such amounts shall, in the absence of obvious error, be presumptively deemed to be correct for all purposes hereunder and the Owner Trustee and Indenture Trustee shall be protected in relying upon the same without any independent check or verification. In addition, upon the Issuer's written request, the Master Servicer shall promptly furnish information reasonably requested by the Issuer that is reasonably available to the Master Servicer to enable the Issuer to perform its federal and state income tax reporting obligations.

        (b) The Master Servicer shall, on behalf of the Depositor and in respect of the Trust, sign and cause to be filed with the Commission any periodic reports required to be filed under the provisions of the Exchange Act, and the rules and regulations of the Commission thereunder. In connection with the preparation and filing of such periodic reports, the Indenture Trustee shall timely provide to the Master Servicer (I) a list of Holders as shown on the Certificate Register and the Note Register as of the end of each calendar year,
(II) copies of all pleadings, other legal process and any other documents relating to any claims, charges and complaints involving the Indenture Trustee, as indenture trustee hereunder, or the Trust that are received by the Indenture Trustee, (III) notice of all matters that, to the actual knowledge of a Responsible Officer of the Indenture Trustee, have been submitted to a vote of the Holders, other than those matters that have been submitted to a vote of the Holders at the request of the Depositor or the Master Servicer, and (IV) notice of any failure of the Indenture Trustee to make any distribution to the Holders as required pursuant to this Agreement. Neither the Master Servicer nor the Indenture Trustee shall have any liability with respect to the Master Servicer's failure to properly prepare or file such periodic reports resulting from or relating to the Master Servicer's inability or failure to obtain any information not resulting from the Master Servicer's own negligence or willful misconduct. Any Form 10-K filed with the Commission in connection with this clause (b) shall include a certification, signed by the senior officer in charge of the servicing functions of the Master Servicer, in the form attached as Exhibit E hereto or such other form as may be required or permitted by the Commission (the "Form 10-K Certification"), in compliance with Rules 13a-14 and 15d-14 under the Exchange Act and any additional directives of the Commission. In connection with the Form 10-K Certification, the Indenture Trustee shall provide the Master Servicer with a back-up certification substantially in the form attached hereto as Exhibit F. This Section 4.01(b) may be amended in accordance with this Agreement, but without the Rating Agency confirmations otherwise required by
Section 8.01, and without the consent of the Holders.

Section 4.02 TAX REPORTING. So long as Residential Funding Corporation or any Affiliate thereof owns 100% of the Certificates, then no separate federal and state income tax returns and information returns or reports will be filed with respect to the Issuer, and the Issuer will be treated as an entity wholly owned by Residential Funding Corporation or an affiliate thereof.

                                   ARTICLE V

                                 PAYMENT ACCOUNT

Section 5.01 PAYMENT ACCOUNT. The Indenture Trustee shall establish and maintain a Payment Account titled "JPMorgan Chase Bank, as Indenture Trustee, for the benefit of the Securityholders, the Certificate Paying Agent and the Credit Enhancer pursuant to the Indenture, dated as of June 26, 2003, between Home Equity Loan Trust 2003-HS2 and JPMorgan Chase Bank". The Payment Account shall be an Eligible Account. On each Payment Date, amounts on deposit in the Payment Account will be distributed by the Indenture Trustee in accordance with Section
3.05 of the Indenture. The Indenture Trustee shall, upon written request from the Master Servicer, invest or cause the institution maintaining the Payment Account to invest the funds in the Payment Account in Permitted Investments designated in the name of the Indenture Trustee, which shall mature not later than the Business Day next preceding the Payment Date next following the date of such investment (except that (i) any investment in the institution with which the Payment Account is maintained may mature on such Payment Date and (ii) any other investment may mature on such Payment Date if the Indenture Trustee shall advance funds on such Payment Date to the Payment Account in the amount payable on such investment on such Payment Date, pending receipt thereof to the extent necessary to make distributions on the Securities) and shall not be sold or


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disposed  of prior to  maturity.  All  income  and gain  realized  from any such investment shall be for the benefit of the Master Servicer and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Payment Account by the Master Servicer out of its own funds immediately as realized.


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                                   ARTICLE VI

                               THE MASTER SERVICER

Section 6.01 LIABILITY OF THE MASTER SERVICER. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Master Servicer herein.

Section 6.02 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE MASTER SERVICER. Any corporation into which the Master Servicer may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Master Servicer shall be a party, or any corporation succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

        The Master Servicer may assign its rights and delegate its duties and obligations under this Servicing Agreement; provided, that the Person accepting such assignment or delegation shall be a Person which is qualified to service Home Equity Loans, is reasonably satisfactory to the Indenture Trustee (as pledgee of the Home Equity Loans), the Issuer and the Credit Enhancer, is willing to service the Home Equity Loans and executes and delivers to the Indenture Trustee and the Issuer an agreement, in form and substance reasonably satisfactory to the Credit Enhancer, the Indenture Trustee and the Issuer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Master Servicer under this Servicing Agreement; provided, further, that each Rating Agency's rating of the Securities in effect immediately prior to such assignment and delegation will not be qualified, reduced, or withdrawn as a result of such assignment and delegation (as evidenced by a letter to such effect from each Rating Agency), if determined without regard to the Policy; and provided, further, that the Owner Trustee receives an Opinion of Counsel to the effect that such assignment or delegation shall not cause the Trust to be treated as a corporation for federal or state income tax purposes.

Section 6.03 LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS. Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall be under any liability to the Issuer, the Owner Trustee, the Indenture Trustee or the Securityholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Servicing Agreement, provided, however, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer


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shall be indemnified by the Issuer and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Servicing Agreement or the Securities, including any amount paid to the Owner Trustee or the Indenture Trustee pursuant to Section 6.06(b), other than any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or gross negligence in the performance of its duties hereunder or by reason of its reckless disregard of its obligations and duties hereunder. The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Home Equity Loans in accordance with this Servicing Agreement, and which in its opinion may involve it in any expense or liability; provided, however, that the Master Servicer may in its sole discretion undertake any such action which it may deem necessary or desirable in respect of this Servicing Agreement, and the
rights  and  duties  of  the   parties   hereto   and  the   interests   of  the
Securityholders. In such event, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Issuer, and the Master Servicer shall be entitled to be reimbursed therefor. The Master Servicer's right to indemnity or reimbursement pursuant to this Section 6.03 shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or 7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination).

Section 6.04 MASTER SERVICER NOT TO RESIGN. Subject to the provisions of Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Servicing Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Issuer and the Indenture Trustee in writing and such proposed successor servicer is reasonably acceptable to the Issuer, the Indenture Trustee and the Credit Enhancer; (b) each Rating Agency shall have delivered a letter to the Issuer, the Credit Enhancer and the Indenture Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Securities, if determined without regard to the Policy; and (c) such proposed successor servicer is reasonably acceptable to the Credit Enhancer, as evidenced by a letter to the Issuer and the Indenture Trustee; provided, however, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of
(i) above, the Indenture Trustee, as pledgee of the Home Equity Loans, shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Indenture Trustee, as pledgee of the Home Equity Loans, shall have designated a successor servicer in accordance with Section 7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Indenture Trustee and the Credit Enhancer.

Section 6.05 DELEGATION OF DUTIES. In the ordinary course of business, the Master Servicer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in


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

accordance with standards comparable to those with which the Master Servicer complies pursuant to Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04.

Section 6.06 MASTER SERVICER TO PAY INDENTURE TRUSTEE'S AND OWNER TRUSTEE'S FEES AND EXPENSES; INDEMNIFICATION. (a) The Master Servicer covenants and agrees to pay to the Owner Trustee, the Indenture Trustee and any co-trustee of the Indenture Trustee or the Owner Trustee from time to time, and the Owner Trustee, the Indenture Trustee and any such co-trustee shall be entitled to, reasonable compensation (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by each of them in the execution of the trusts created under the Trust Agreement and the Indenture and in the exercise and performance of any of the powers and duties under the Trust Agreement or the Indenture, as the case may be, of the Owner Trustee, the Indenture Trustee and any co-trustee, and the Master Servicer will pay or reimburse the Indenture Trustee and any co-trustee upon request for all reasonable expenses, disbursements and advances incurred or made by the Indenture Trustee or any co-trustee in accordance with any of the provisions of this Servicing Agreement except any such expense, disbursement or advance as may arise from its negligence, willful misfeasance or bad faith.

(b) The Master Servicer agrees to indemnify the Indenture Trustee and the Owner Trustee for, and to hold the Indenture Trustee and the Owner Trustee, as the case may be, harmless against, any loss, liability or expense incurred without negligence, bad faith or willful misconduct on the part of the Indenture Trustee or the Owner Trustee, as the case may be, arising out of, or in connection with, the acceptance and administration of the Issuer and the assets thereof, including the costs and expenses (including reasonable legal fees and expenses) of defending the Indenture Trustee or the Owner Trustee, as the case may be, against any claim in connection with the exercise or performance of any of its powers or duties under any Basic Document, provided that:

(i) with respect to any such claim, the Indenture Trustee or Owner Trustee, as the case may be, shall have given the Master Servicer written notice thereof promptly after the Indenture Trustee or Owner Trustee, as the case may be, shall have actual knowledge thereof;

(ii) while maintaining control over its own defense, the Issuer, the Indenture Trustee or Owner Trustee, as the case may be, shall cooperate and consult fully with the Master Servicer in preparing such defense; and

(iii) notwithstanding anything in this Servicing Agreement to the contrary, the Master Servicer shall not be liable for settlement of any claim by the Indenture Trustee or the Owner Trustee, as the case may be, entered into without the prior consent of the Master Servicer.

        No termination of this Servicing Agreement shall affect the obligations created by this Section 6.06 of the Master Servicer to indemnify the Indenture Trustee and the Owner Trustee under the conditions and to the extent set forth herein.

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

        Notwithstanding the foregoing, the indemnification provided by the Master Servicer in this Section 6.06(b) shall not pertain to any loss, liability or expense of the Indenture Trustee or the Owner Trustee, including the costs and expenses of defending itself against any claim, incurred in connection with any actions taken by the Indenture Trustee or the Owner Trustee at the direction of the Noteholders or Certificateholders, as the case may be, pursuant to the terms of this Servicing Agreement.

                                  ARTICLE VII

                                     DEFAULT

Section 7.01 SERVICING DEFAULT. If any one of the following events ("Servicing Default") shall occur and be continuing:

(a) Any failure by the Master Servicer to deposit in the Custodial Account or Payment Account any deposit required to be made under the terms of this Servicing Agreement which continues unremedied for a period of five Business Days after the date upon which written notice of such failure shall have been given to the Master Servicer by the Issuer or the Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Credit Enhancer; or

(b) Failure on the part of the Master Servicer duly to observe or perform in any material respect any other covenants or agreements of the Master Servicer set forth in the Securities or in this Servicing Agreement, which failure, in each case, materially and adversely affects the interests of Securityholders or the Credit Enhancer and which continues unremedied for a period of 45 days after the date on which written notice of such failure, requiring the same to be remedied, and stating that such notice is a "Notice of Default" hereunder, shall have been given to the Master Servicer by the Issuer or the Indenture Trustee, or to the Master Servicer, the Issuer and the Indenture Trustee by the Credit Enhancer; or

(c) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(d) The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property, or a decree or order of a court, agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations, then, and in every such case, so long as a Servicing Default shall not have been remedied by the Master Servicer, either the Issuer or the Indenture Trustee, with the consent of the Credit Enhancer, or the Credit Enhancer, by notice then given in writing to the Master Servicer (and to the Issuer and the Indenture Trustee if given by the Credit Enhancer) may terminate all of the rights and obligations of the Master Servicer as servicer under this Servicing Agreement other than its right to receive servicing compensation and expenses for servicing the Home Equity Loans hereunder during any period prior to the date of such termination and the Issuer or the Indenture Trustee, with the consent of the Credit Enhancer, or the Credit Enhancer may exercise any and all other remedies available at law or equity. Any such notice to the Master Servicer shall also be given to each Rating Agency, the Credit Enhancer and the Issuer. On or after the receipt by the Master Servicer of such written notice, all authority and power of the Master Servicer under this Servicing Agreement, whether with respect to the Securities or the Home Equity Loans or otherwise, shall pass to and be vested in the Indenture Trustee as pledgee of the Home Equity Loans, pursuant to and under this Section 7.01; and, without limitation, the Indenture Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Home Equity Loan and related documents, or otherwise. The Master Servicer agrees to cooperate with the Indenture Trustee in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without


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

limitation, the transfer to the Indenture Trustee for the administration by it of all cash amounts relating to the Home Equity Loans that shall at the time be held by the Master Servicer and to be deposited by it in the Custodial Account, or that have been deposited by the Master Servicer in the Custodial Account or thereafter received by the Master Servicer with respect to the Home Equity Loans. All reasonable costs and expenses (including, but not limited to, attorneys' fees) incurred in connection with amending this Servicing Agreement to reflect such succession as Master Servicer pursuant to this Section 7.01 shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Indenture Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

        Notwithstanding any termination of the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to receive, out of any late collection of a payment on a Home Equity Loan which was due prior to the notice terminating the Master Servicer's rights and obligations hereunder and received after such notice, that portion to which the Master Servicer would have been entitled pursuant to Sections 3.03 and 3.09 as well as its Master Servicing Fee in respect thereof, and any other amounts payable to the Master Servicer hereunder the entitlement to which arose prior to the termination of its activities hereunder.

        Notwithstanding the foregoing, a delay in or failure of performance under Section 7.01(a) or under Section 7.01(b) after the applicable grace periods specified in such Sections, shall not constitute a Servicing Default if such delay or failure could not be prevented by the exercise of reasonable diligence by the Master Servicer and such delay or failure was caused by an act of God or the public enemy, acts of declared or undeclared war, public disorder, rebellion or sabotage, epidemics, landslides, lightning, fire, hurricanes, earthquakes, floods or similar causes. The preceding sentence shall not relieve the Master Servicer from using reasonable efforts to perform its respective obligations in a timely manner in accordance with the terms of this Servicing

Agreement and the Master Servicer shall provide the Indenture Trustee, the Credit Enhancer and the Securityholders with notice of such failure or delay by it, together with a description of its efforts to so perform its obligations. The Master Servicer shall immediately notify the Indenture Trustee, the Credit Enhancer and the Owner Trustee in writing of any Servicing Default.

Section 7.02   INDENTURE TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.
(a) On and after the time the Master Servicer receives a notice of termination pursuant to Section 7.01 or sends a notice pursuant to Section 6.04, the Indenture Trustee as pledgee of the Home Equity Loans shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Servicing Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof. Nothing in this Servicing Agreement or in the Trust Agreement shall be construed to permit or require the Indenture Trustee to (i) succeed to the responsibilities, duties and liabilities of the initial Master Servicer in its capacity as Seller under the Purchase Agreement, (ii) be responsible or accountable for any act or omission of the Master Servicer prior to the issuance of a notice of termination hereunder, (iii) require or obligate the Indenture Trustee, in its capacity as successor Master Servicer, to purchase, repurchase or substitute any Home Equity Loan, (iv) fund any Additional Balances with respect to any Home Equity Loan, (v) fund any losses on any Permitted Investment directed by any other Master Servicer, or (vi) be responsible for the representations and warranties of the Master Servicer. As compensation therefor, the Indenture Trustee shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given. Notwithstanding the above, (i) if the Indenture Trustee is unwilling to act as successor Master Servicer, or (ii) if the Indenture Trustee is legally unable so to act, the Indenture Trustee as pledgee of the Home Equity Loans may (in the situation described in clause (i)) or shall (in the situation described in clause (ii)) appoint or petition a court of competent jurisdiction to appoint any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $10,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that (A) any such successor Master Servicer shall be acceptable to the Credit Enhancer, as evidenced by the Credit Enhancer's prior written consent which consent shall not be unreasonably withheld (B) if the Master Servicer was terminated by the Credit Enhancer pursuant to Section 7.01, the successor Master Servicer shall have been approved by the Holders of the Class I Notes in accordance with Section 7.02(e), and (C) that the appointment of any such successor Master Servicer will not result in the qualification, reduction or withdrawal of the ratings assigned to the Securities by the Rating Agencies, if determined without regard to the Policy. Pending appointment of a successor to the Master Servicer here under, unless the Indenture Trustee is prohibited by law from so acting, the Indenture Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Home Equity Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to
Section 3.09 (or such lesser compensation as the Indenture Trustee and such successor shall agree). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Servicing Agreement prior to its termination as Master Servicer (including, without limitation, the obligation to purchase Home Equity Loans


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

pursuant to Section 3.01, to pay any deductible under an insurance policy pursuant to Section 3.04 or to indemnify the Indenture Trustee pursuant to
Section 6.06), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Indenture Trustee and such successor shall take such action, consistent with this Servicing Agreement, as shall be necessary to effectuate any such succession.

(b) Any successor, including the Indenture Trustee, to the Master Servicer as servicer shall during the term of its service as servicer (i) continue to service and administer the Home Equity Loans for the benefit of the Securityholders, (ii) maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a fidelity bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to
Section 3.13 and (iii) be bound by the terms of the Insurance Agreement.

(c) Any successor Master Servicer, including the Indenture Trustee, shall not be deemed in default or to have breached its duties hereunder if the predecessor Master Servicer shall fail to deliver any required deposit to the Custodial Account or otherwise cooperate with any required servicing transfer or succession hereunder.

(d) In connection with the termination or resignation of the Master Servicer hereunder, either (i) the successor Master Servicer, including the Indenture Trustee if the Indenture Trustee is acting as successor Master Servicer, shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Home Equity Loans that are registered with MERS, in which case the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to revise its records to reflect the transfer of servicing to the successor Master Servicer as necessary under MERS' rules and regulations, or (ii) the predecessor Master Servicer shall cooperate with the successor Master Servicer in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Indenture Trustee and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Home Equity Loan or servicing of such Home Equity Loan on the MERS(R) System to the successor Master Servicer. The predecessor Master Servicer shall file or cause to be filed any such assignment in the appropriate recording office. The predecessor Master Servicer shall bear any and all fees of MERS, costs of preparing any assignments of Mortgage, and fees and costs of filing any assignments of Mortgage that may be required under this subsection
(d). The successor Master Servicer shall cause such assignment to be delivered to the Indenture Trustee or the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

        (e) If the Credit Enhancer shall have terminated the rights and obligations of the Master Servicer pursuant to Section 7.01, prior to the appointment of a successor Master Servicer pursuant to Section 7.02 (a), the Indenture Trustee shall send written notice of such proposed successor Master Servicer to the Holders of the Class I Notes, provided, that so long as the Class I Notes are Book-Entry Notes, the Indenture Trustee shall obtain a list of the beneficial owners from the Depositary and send such notice directly to such beneficial owners, and shall obtain the consent of the Holders of the Class I Notes to such appointment. The Indenture Trustee shall also post such notice on its website related to the Trust. For purposes of determining the consent of the Holders of the Class I Notes pursuant to this Section 7.02 (e), 51% of the Class I Notes shall be deemed to have consented to the appointment of a successor Master Servicer unless the Indenture Trustee has received written notice from at least 50% of the Class I Notes of such Noteholders' objection to such successor Master Servicer within 30 calendar days after notice of the proposed successor Master Servicer has been sent to the Holders of the Class I Notes by the Indenture Trustee. In the event that the Indenture Trustee receives the requisite written notice of objection from the Holders of the Class I Notes, the Indenture Trustee shall immediately assume the role as Master Servicer and shall appoint the proposed Master Servicer that was rejected by the Holders of the Class I Notes as the Subservicer with respect to the Group II Loans, unless the Indenture Trustee shall reasonably object to such appointment.


Section 7.03 NOTIFICATION TO SECURITYHOLDERS. Upon any termination of or appointment of a successor to the Master Servicer pursuant to this Article VII or Section 6.04, the Indenture Trustee shall give prompt written notice thereof to the Securityholders, the Credit Enhancer, the Issuer and each Rating Agency.

ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

Section 8.01 AMENDMENT. This Servicing Agreement may be amended from time to time by the parties hereto, provided that any amendment be accompanied by a letter from the Rating Agencies that the amendment will not result in the downgrading or withdrawal of the rating then assigned to the Securities, if determined without regard to the Policy, and a tax opinion to the effect that neither such amendment nor any action permitted by such amendment and not otherwise permitted by this Agreement will cause any of REMIC I, REMIC II or REMIC III to fail to qualify as a REMIC or, except as permitted pursuant to the provisions of Section 11.01(f) of the Indenture, give rise to the imposition of a tax on "prohibited transactions" of a REMIC, or prohibited contributions to a REMIC, on any REMIC I, REMIC II or REMIC III and provided further, that the Credit Enhancer and the Indenture Trustee shall consent thereto.

Section 8.02 GOVERNING LAW. THIS SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 8.03 NOTICES. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by certified mail, return receipt requested, to (a) in the case of the Master Servicer, 2255 North Ontario Street, Burbank, California 91504-3120,
Attention: Director - Bond Administration, (b) in the case of the Depositor, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota 55437,
Attention: President, (c) in the case of the Credit Enhancer, Financial Guaranty Insurance Company, 125 Park Avenue, New York, New York 10017, Attention:
Research and Risk Management (Home Equity Loan Trust 2003-HS2), (d) in the case of Standard & Poor's, 55 Water Street, New York, New York 10041, Attention:
Residential Mortgage Surveillance Group, (e) in the case of Moody's, 99 Church Street, New York, New York 10007, Attention: ABS Monitoring Department, (f) in the case of the Owner Trustee, Wilmington Trust Company, Rodney Square North,

1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, (g) in the case of the Issuer, to Home Equity Loan Trust 2003-HS2, c/o Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, (h) in the case of the Indenture Trustee, JPMorgan Chase Bank, 4 New York Plaza, 6th Floor, New York, New York, 10004, Attention: Institutional Trust Services/Structured Finance Services--2003-HS2 and (i) in the case of the Underwriters, to Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019, Attention: General Counsel, and to Residential Funding Securities Corporation, 7501 Wisconsin Avenue, Suite 900, Bethesda, Maryland 20814-6528, Attention: Director of Compliance; or, as to each party, at such other address as shall be designated by such party in a written notice to each other party. Any notice required or permitted to be mailed to a Securityholder shall be given by first class mail, postage prepaid, at the address of such Securityholder as shown in the Register. Any notice so mailed within the time prescribed in this Servicing Agreement shall be conclusively presumed to have been duly given, whether or not the Securityholder receives such notice. Any notice or other document required to be delivered or mailed by the Indenture Trustee to any Rating Agency shall be given on a reasonable efforts basis and only as a matter of courtesy and accommodation and the Indenture Trustee shall have no liability for failure to delivery such notice or document to any Rating Agency.

Section 8.04 SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Servicing Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Servicing Agreement and shall in no way affect the validity or enforceability of the other provisions of this Servicing Agreement or of the Securities or the rights of the Securityholders thereof.

Section 8.05 THIRD-PARTY BENEFICIARIES. This Servicing Agreement will inure to the benefit of and be binding upon the parties hereto, the Securityholders, the Credit Enhancer, the Owner Trustee and their respective successors and permitted assigns. Except as otherwise provided in this Servicing Agreement, no other Person will have any right or obligation hereunder.

Section 8.06 COUNTERPARTS. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 8.07 EFFECT OF HEADINGS AND TABLE OF CONTENTS. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 8.08 TERMINATION UPON PURCHASE BY THE MASTER SERVICER OR LIQUIDATION OF HOME EQUITY LOANS. (a) The respective obligations and responsibilities of the Master Servicer, the Issuer and the Indenture Trustee created hereby shall terminate upon the last action required to be taken by the Issuer pursuant to the Trust Agreement and by the Indenture Trustee pursuant to the Indenture following the earlier of:

(i) the date on or before which the Indenture or Trust  Agreement is terminated;
or

(ii) the purchase by the Master Servicer of all Home Equity Loans and all property acquired in respect of any Home Equity Loan remaining in the Trust (other than the Policy).

(b) The right of the Master Servicer to purchase the Group I Loans is conditioned upon the Pool Balance for Loan Group I as of such date (after application of payments received during the related Collection Period) being less than ten percent of the aggregate of the Cut-off Date Loan Balances of the Group I Loans. The right of the Master Servicer to purchase the Group II Loans is conditioned upon the Pool Balance for Loan Group II as of such date (after application of payments received during the related Collection Period) being less than ten percent of the aggregate of the Cut-off Date Loan Balances of the Group II Loans; provided, however, that no such purchase will be permitted if it would result in a draw under the Policy, unless the Credit Enhancer consents in writing to the purchase. The purchase by the Master Servicer of either the Group I Loans or the Group II Loans and all property acquired (including REO Property) in respect of such Home Equity Loans shall be at a price equal to 100% of the unpaid Loan Balance of each Home Equity Loan in the related Loan Group, plus accrued and unpaid interest on each such Home Equity Loan, at the applicable Net Loan Rate, plus the Policy premium rate, up to the first day of the month in which such amounts are to be distributed to Securityholders, or in the case of REO Property, the fair market value of the REO Property, plus any amounts due and owing to the Credit Enhancer under the Insurance Agreement (any unpaid Master Servicing Fee shall be deemed paid at such time). The purchase price paid by the Master Servicer for the Group I Loans and the Group II Loans shall also include any amounts owed to the Trust by Residential Funding pursuant to the penultimate sentence of the second paragraph of Section 3.1(d) of the Purchase Agreement, that remain unpaid on the date of such purchase. If such right is exercised by the Master Servicer, the Master Servicer shall deposit the amount calculated pursuant to this Section 8.08(b) with the Indenture Trustee for deposit in the Payment Account and, upon the receipt of such deposit, the Indenture Trustee or Custodian shall release to the Master Servicer, the files pertaining to the Home Equity Loans being purchased.

(c) In addition to the foregoing, on any Payment Date on which the Pool Balance of a Loan Group (after application of payment received during the related Collection Period) is less than ten percent of the aggregate of the Cut-off Date Loan Balances of the Home Equity Loans in such Loan Group, the Master Servicer shall have the right, at its option, to purchase the related Notes in whole, but not in part, at a price equal to the outstanding Security Balance of the related Notes (other than the Class A-I-IO Notes) plus the sum of Interest Distribution Amount thereon for the related Interest Period and any previously unpaid Interest Distribution Amount, plus any amounts due to the Credit Enhancer under the Insurance Agreement. Any such purchase of the Class A-I-IO Notes as discussed above will be made at a price equal to the sum of the interest accrued thereon during the related Interest Period; provided, however, that no such purchase will be permitted if it would result in a draw under the Policy, unless the Credit Enhancer consents in writing to the purchase. If the Master Servicer exercises this right to purchase the outstanding Class I Notes or Class II Notes, the Master Servicer will promptly purchase the related Home Equity Loans pursuant to this Section 8.08.

(d) The Master Servicer, at its expense, shall prepare and deliver to the Indenture Trustee for execution, at the time the Home Equity Loans are to be released to the Master Servicer, appropriate documents assigning each such Home Equity Loan from the Indenture Trustee or the Issuer to the Master Servicer or the appropriate party.

Section 8.09 CERTAIN MATTERS AFFECTING THE INDENTURE TRUSTEE. For all purposes of this Servicing Agreement, in the performance of any of its duties or in the exercise of any of its powers hereunder, the Indenture Trustee shall be subject to and entitled to the benefits of Article VI of the Indenture.

Section 8.10 OWNER TRUSTEE NOT LIABLE FOR RELATED DOCUMENTS. The recitals contained herein shall be taken as the statements of the Depositor, and the Owner Trustee assumes no responsibility for the correctness thereof. The Owner Trustee makes no representations as to the validity or sufficiency of this Servicing Agreement, of any Basic Document or of the Certificates (other than the signatures of the Owner Trustee on the Certificates) or the Notes, or of any Related Documents. The Owner Trustee shall at no time have any responsibility or liability with respect to the sufficiency of the Owner Trust Estate or its ability to generate the payments to be distributed to Certificateholders under the Trust Agreement or the Noteholders under the Indenture, including, the compliance by the Depositor or the Seller with any warranty or representation made under any Basic Document or in any related document or the accuracy of any such warranty or representation, or any action of the Certificate Paying Agent, the Certificate Registrar or the Indenture Trustee taken in the name of the Owner Trustee.

        IN WITNESS WHEREOF, the Master Servicer, the Indenture Trustee and the Issuer have caused this Servicing Agreement to be duly executed by their respective officers or representatives all as of the day and year first above written.

                                     RESIDENTIAL FUNDING CORPORATION,
                                     as Master Servicer




                                     By:
                                          --------------------------------------
                                     Name:  Lisa R. Lundsten
                                     Title:    Managing Director



                             HOME EQUITY LOAN TRUST 2003-HS2


                             By:  Wilmington Trust Company, not in its
                                  individual capacity but solely as Owner
                                  Trustee



                             By:
                                  --------------------------------------
                              Name:
                             Title:



                                      JPMORGAN CHASE BANK,
                                      as Indenture Trustee




                                      By:
                                           -------------------------------------
                                      Name:
                                     Title:

                                    EXHIBIT A

                            HOME EQUITY LOAN SCHEDULE

                           TO BE PROVIDED UPON REQUEST

                                    EXHIBIT B

                            LIMITED POWER OF ATTORNEY

                         KNOW ALL MEN BY THESE PREMISES:

        That JPMorgan Chase Bank, as Indenture Trustee (the "Indenture Trustee"), under the Indenture (the "Indenture") between Home Equity Loan Trust 2003-HS2 and the Indenture Trustee, a national banking association organized and existing under the laws of the State of New York, and having its principal office located at 4 New York Plaza, in the City of New York in the State of New York, hath made, constituted and appointed, and does by these presents make, constitute and appoint Residential Funding Corporation, a corporation organized and existing under the laws of the State of Delaware, its true and lawful Attorney-in-Fact, with full power and authority to sign, execute, acknowledge, deliver, file for record, and record any instrument on its behalf and to perform such other act or acts as may be customarily and reasonably necessary and appropriate to effectuate the following enumerated transactions in respect of any of the mortgages or deeds of trust (the "Mortgages" and the "Deeds of Trust", respectively) creating a trust or second lien or an estate in fee simple interest in real property securing a Home Equity Loan and promissory notes secured thereby (the "Mortgage Notes") for which the undersigned is acting as Indenture Trustee for various Securityholders (whether the undersigned is named therein as mortgagee or beneficiary or has become mortgagee by virtue of Endorsement of the Mortgage Note secured by any such Mortgage or Deed of Trust) and for which Residential Funding Corporation is acting as master servicer pursuant to a Servicing Agreement, dated as of June 26, 2003 (the "Servicing Agreement").

        This appointment shall apply only to transactions which the Indenture Trustee is authorized to enter into under the Indenture, but in no event shall apply to any transactions other than the following enumerated transactions only:

1. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of correcting the Mortgage or Deed of Trust to conform same to the original intent of the parties thereto or to correct title errors discovered after such title insurance was issued and said modification or re-recording, in either instance, does not adversely affect the lien of the Mortgage or Deed of Trust as insured.

2. The subordination of the lien of a Mortgage or Deed of Trust to an easement in favor of a public utility company or a government agency or unit with powers of eminent domain; this section shall include, without limitation, the execution of partial satisfactions/releases, partial reconveyances or the execution of requests to trustees to accomplish same.

3. With respect to a Mortgage or Deed of Trust, the foreclosure, the taking of a deed in lieu of foreclosure, or the completion of judicial or non-judicial foreclosure or termination, cancellation or rescission of any such foreclosure, including, without limitation, any and all of the following acts:

        a. The substitution of trustee(s) serving under a Deed of Trust, in accordance with state law and the Deed of Trust;

        b. Statements of breach or non-performance;

        c. Notices of default;

        d. Cancellations/rescissions of notices of default and/or notices of sale;

        e. The taking of a deed in lieu of foreclosure; and

        f. Such other documents and actions as may be necessary under the terms of the Mortgage, Deed of Trust or state law to expeditiously complete said transactions.

4. The conveyance of the properties to the mortgage insurer, or the closing of the title to the property to be acquired as real estate owned, or conveyance of title to real estate owned.

5. The completion of loan assumption agreements.

6. The full satisfaction/release of a Mortgage or Deed of Trust or full reconveyance upon payment and discharge of all sums secured thereby, including, without limitation, cancellation of the related Mortgage Note.

7. The assignment of any Mortgage or Deed of Trust and the related Mortgage Note, in connection with the repurchase of the Home Equity Loan secured and evidenced thereby pursuant to the requirements of a Residential Funding Corporation Seller Contract, including, with limitation, by reason of conversion of an adjustable rate mortgage loan from a variable rate to a fixed rate.

8. The full assignment of a Mortgage or Deed of Trust upon payment and discharge of all sums secured thereby in conjunction with the refinancing thereof, including, without limitation, the endorsement of the related Mortgage Note.

9. The modification or re-recording of a Mortgage or Deed of Trust, where said modification or re-recording is for the purpose of any modification pursuant to
Section 3.01 of the Servicing Agreement.

10. The subordination of the lien of a Mortgage or Deed of Trust, where said subordination is in connection with any modification pursuant to Section 3.01 of the Servicing Agreement, and the execution of partial satisfactions/releases in connection with such same Section 3.01.

The undersigned gives said Attorney-in-Fact full power and authority to execute such instruments and to do and perform all and every act and thing necessary and proper to carry into effect the power or powers granted by or under this Limited Power of Attorney as fully as the undersigned might or could do, and hereby does ratify and confirm to all that said Attorney-in-Fact shall lawfully do or cause to be done by authority hereof.

Third parties without actual notice may rely upon the exercise of the power granted under this Limited Power of Attorney; and may be satisfied that this Limited Power of Attorney shall continue in full force and effect has not been revoked unless an instrument of revocation has been made in writing by the undersigned.

                                            JPMORGAN  CHASE  BANK,  not  in  its
                                            individual  capacity,  but solely as
                                            Indenture    Trustee    under    the
                                            Indenture




                                            By:
                                                 -------------------------------
                                      Name:
                                     Title:

STATE OF              )

                      SS.

COUNTY OF             )

        On this th day of , 2003, before me the undersigned, Notary Public of said State, personally appeared personally known to me to be duly authorized officers of JPMorgan Chase Bank that executed the within instrument and personally known to me to be the persons who executed the within instrument on behalf of JPMorgan Chase Bank therein named, and acknowledged to me such JPMorgan Chase Bank executed the within instrument pursuant to its by-laws.




                                            WITNESS my hand and official seal.



                                            Notary Public in and for the
                                    State of
After recording, please mail to:

Attn:

                                    EXHIBIT C

                           FORM OF REQUEST FOR RELEASE

DATE:

TO:

Re:     REQUEST FOR RELEASE OF DOCUMENTS

In connection with your administration of the Home Equity Loans, we request the release of the Mortgage File described below.

Servicing Agreement Dated:

Series #:

Account #:

Pool #:

Loan #:

Borrower Name(s):

Reason for Document Request: (circle one)   Home Equity Loan     Prepaid in Full

                          Home Equity Loan Repurchased

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Servicing Agreement."

                         Residential Funding Corporation

                              Authorized Signature
...............................................................................
TO CUSTODIAN/INDENTURE TRUSTEE: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Servicing Agreement.
               Enclosed Documents:          [  ]   Promissory Note
                                            [  ] Mortgage or Deed of Trust
                                            [  ] Assignment(s) of Mortgage or
                                                 Deed of Trust
                                            [  ] Title Insurance Policy
                                            [  ] Other:

Name
Title
Date

                                    EXHIBIT D

                 FORM OF LENDER CERTIFICATION FOR ASSIGNMENT OF
                                HOME EQUITY LOAN
                                                 , 20
                                          -------    ----


Residential Funding Mortgage Securities II, Inc.
8400 Normandale Lake Boulevard
Suite 600
Minneapolis, Minnesota 55437

JPMorgan Chase Bank
4 New York Plaza, 6th Floor
New York, New York  10004

Attention:  Residential Funding Corporation Series 2003-HS2

                      Re: Home Equity Loan Pass-Through Certificates, Series 2003-HS2, Assignment of Home Equity Loan

Ladies and Gentlemen:

               This letter is delivered to you in connection with the assignment by __________ (the "Indenture Trustee") to (the "Lender") of (the "Home Equity Loan") pursuant to Section 3.05 of the Servicing Agreement (the "Servicing Agreement"), dated as of June 1, 2003 among Home Equity Loan Trust 2003-HS2, as issuer, Residential Funding Corporation, as master servicer, and the Indenture Trustee. All terms used herein and not otherwise defined shall have the meanings set forth in the Servicing Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Master Servicer and the Indenture Trustee that:

               (i) the Home Equity Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

               (ii) the substance of the assignment is, and is intended to be, a refinancing of such Home Equity Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

               (iii) the Home Equity Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Home Equity Loan prior to such proposed assignment; and

               (iv) such assignment is at the request of the borrower under the related Home Equity Loan.

                                            Very truly yours,



                                    (Lender)



                                            By:
                                               --------------------------------
                                               Name:
                                               Title:

                                    EXHIBIT E

                         FORM OF FORM 10-K CERTIFICATION


        I, [identify the certifying individual], certify that:

        1. I have reviewed the annual report on Form 10-K for the fiscal year [____], and all reports on Form 8-K containing distribution or servicing reports filed in respect of periods included in the year covered by that annual report, of the trust (the "Trust") created pursuant to the Trust Agreement, dated as of June [19], 2003 between the Depositor and Wilmington Trust Company, as owner trustee (the "Owner Trustee"), as amended and restated by the Amended and Restated Trust Agreement, dated as of June 26, 2003 between the Depositor and the Owner Trustee (the "Trust Agreement"). [The Home Equity Loans were serviced by the Master Servicer pursuant to a Servicing Agreement (the "Servicing Agreement"), dated as of June 26, 2003, among the Master Servicer, the Issuer and the Indenture Trustee. ]

        2. Based on my knowledge, the information in these reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this annual report;

        3. Based on my knowledge, the servicing information required to be provided to the Indenture Trustee by the Master Servicer under the Servicing Agreement for inclusion in these reports is included in these reports;

        4. I am responsible for reviewing the activities performed by the Master Servicer under the Servicing Agreement and based upon my knowledge and the annual compliance review required under the Servicing Agreement, and, except as disclosed in the reports, the Master Servicer has fulfilled its obligations under the Servicing Agreement; and

        5. The reports disclose all significant deficiencies relating to the Master Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers as set forth in the Servicing Agreement, that is included in these reports.

        In giving the certifications above, I have reasonably relied on the information provided to me by the following unaffiliated parties: [the Indenture Trustee].

Date:_______________________


____________________________*
Name:
Title:

* to be signed by the senior officer in charge of the servicing functions of the Master Servicer

                                    EXHIBIT F


                   [FORM OF BACK-UP CERTIFICATION TO FORM 10-K CERTIFICATE]

        The undersigned, a Responsible Officer of JPMorgan Chase Bank (the "Indenture Trustee") certifies that:

        (a) The Indenture Trustee has performed all of the duties specifically required to be performed by it pursuant to the provisions of the Servicing Agreement dated as of June 26, 2003 (the "Agreement") among Residential Funding Corporation, as master servicer, Home Equity Loan Trust 2003-HS2, as issuer, and the Indenture Trustee in accordance with the standards set forth therein.

        (b) Based on my knowledge, the information that is provided by the Indenture Trustee pursuant to Section 4.01(b)(I) of the Agreement is accurate as of the last day of the 20[ ] calendar year.

        Capitalized terms used and not defined herein shall have the meanings given such terms in the Agreement.



     IN WITNESS WHEREOF, I have duly executed this certificate as of _________, 20__.




                                           Name:______________________
                                           Title:




                                        F-1

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